           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 19, 1999

                              --------------------
                                  [FLEET LOGO]

                       FLEET CREDIT CARD MASTER TRUST II
                                     ISSUER

                     FLEET BANK (RI), NATIONAL ASSOCIATION
                              SELLER AND SERVICER

  $489,000,000 CLASS A FLOATING RATE ASSET-BACKED CERTIFICATES, SERIES 1999-D
   $45,000,000 CLASS B FLOATING RATE ASSET-BACKED CERTIFICATES, SERIES 1999-D

                                    CLASS A CERTIFICATES                 CLASS B CERTIFICATES
                                    --------------------                 --------------------
Certificate rate                    One-Month LIBOR                      One-Month LIBOR
                                    plus 0.22% annually                  plus 0.50% annually
Interest paid                       Monthly, beginning                   Monthly, beginning
                                    December 15, 1999                    December 15, 1999
Expected final distribution date    October 15, 2004                     October 15, 2004
Legal final maturity                April 16, 2007                       April 16, 2007
Price to public per certificate     100%                                 100%
Underwriting discount per           0.275%                               0.325%
  certificate
Proceeds to seller per certificate  99.725%                              99.675%

The total price to public is $534,000,000. The total amount of the underwriting discount is $1,491,000. The total amount of proceeds plus accrued interest and before deduction of expenses is $532,509,000.

  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-9 IN THIS PROSPECTUS
                                   SUPPLEMENT
                         AND PAGE 8 IN THE PROSPECTUS.

The certificates are not deposits and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of Fleet Bank (RI), National Association or any of its affiliates.

CREDIT ENHANCEMENT:

- The Class B certificates will be subordinated to the Class A certificates.

- The Trust is also issuing a collateral interest in the amount of $66,000,000. The collateral interest will be subordinated to both the Class A certificates and the Class B certificates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Underwriters of the Class A Certificates

SALOMON SMITH BARNEY
                     CREDIT SUISSE FIRST BOSTON
                                        LEHMAN BROTHERS
                                                     MERRILL LYNCH & CO.

                    Underwriters of the Class B Certificates

SALOMON SMITH BARNEY                                             LEHMAN BROTHERS
                                October 22, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Series 1999-D certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your Series 1999-D certificates and (b) this prospectus supplement, which describes the specific terms of your Series 1999-D certificates. This prospectus supplement may be used to sell the Class A certificates and the Class B certificates only if accompanied by the prospectus.

     This prospectus supplement and the prospectus relate to the offering of Class A certificates and Class B certificates only. The collateral interest is not offered by this prospectus supplement and prospectus.

     IF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Principal Terms" beginning on page S-48 in this document and under the caption "Index of Principal Terms" beginning on page 66 in the accompanying prospectus.
                             ----------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
SUMMARY OF TERMS......................   S-4
  The Trust...........................   S-4
  The Trustee.........................   S-4
  Seller And Servicer.................   S-4
     Seller...........................   S-4
     Servicer.........................   S-4
     The Bank.........................   S-4
  The Receivables.....................   S-4
  Offered Securities..................   S-4
     Certificates.....................   S-4
     Distribution Dates...............   S-4
     Interest.........................   S-4
     Principal........................   S-5
  The Collateral Interest.............   S-5
  Credit Enhancement..................   S-5
     Subordination of Classes.........   S-5
  The Sellers' Interest...............   S-5
  Allocations.........................   S-6
     Among Series.....................   S-6
     Among Classes....................   S-6
  Application Of Collections..........   S-6
     Finance Charge Collections.......   S-6
     Excess Spread and Excess Finance
       Charges........................   S-6
     Principal Collections............   S-7
  Pay Out Events......................   S-7
  Optional Repurchase.................   S-8
  Registration........................   S-8
  Tax Status..........................   S-8
  ERISA Considerations................   S-8
  Certificate Ratings.................   S-8
  Exchange Listing....................   S-8
  Additional Information..............   S-8
RISK FACTORS..........................   S-9
  Ability To Resell Series 1999-D
     Certificates Not Assured.........   S-9
  Credit Enhancement May Not Be
     Sufficient To Prevent Loss.......   S-9
  Class B Certificates Are
     Subordinated To The Class A
     Certificates; Trust Assets May Be
     Diverted From Class B To Pay
     Class A..........................   S-9
  Ratings Can Be Lowered Or Withdrawn
     After You Purchase Your
     Certificates And The Market Value
     Of Your Certificates May Be
     Reduced..........................  S-10
INTRODUCTION..........................  S-11

                                        PAGE
                                        ----
THE BANK'S CREDIT CARD ACTIVITIES.....  S-12
  General.............................  S-12
  Finance Charges.....................  S-12
  Delinquency and Loss Experience.....  S-12
  Interchange.........................  S-14
  Year 2000 Readiness.................  S-14
  Litigation..........................  S-15
THE RECEIVABLES.......................  S-15
MATURITY ASSUMPTIONS..................  S-19
RECEIVABLE YIELD CONSIDERATIONS.......  S-21
DESCRIPTION OF THE CERTIFICATES.......  S-22
  General.............................  S-22
  Registration of Certificates........  S-23
  Interest Payments...................  S-23
  Principal Payments..................  S-26
  Postponement of Accumulation
     Period...........................  S-27
  Subordination.......................  S-28
  Allocation Percentages..............  S-28
  Reallocation of Cash Flows..........  S-31
  Application of Collections..........  S-32
  Principal Funding Account...........  S-37
  Reserve Account.....................  S-37
  Paired Series.......................  S-38
  Shared Collections of Principal
     Receivables......................  S-39
  Allocation of Investor Default
     Amount...........................  S-39
  Optional Repurchase.................  S-40
  Pay Out Events......................  S-40
  Servicing Compensation and Payment
     of Expenses......................  S-42
FEDERAL INCOME TAX CONSEQUENCES.......  S-42
ERISA CONSIDERATIONS..................  S-42
  General.............................  S-42
  Class A Certificates................  S-43
  Class B Certificates................  S-45
  Consultation with Counsel...........  S-45
UNDERWRITING..........................  S-45
LEGAL MATTERS.........................  S-47
INDEX OF PRINCIPAL TERMS..............  S-48
ANNEX I: OTHER SERIES ISSUED..........   I-1
ANNEX II: RECEIVABLES IN ADDITIONAL
  ACCOUNTS CONVEYED TO THE TRUST......  II-1

                                SUMMARY OF TERMS

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. THIS SUMMARY PROVIDES GENERAL, SIMPLIFIED DESCRIPTIONS OF MATTERS WHICH, IN SOME CASES, ARE HIGHLY TECHNICAL AND COMPLEX. MORE DETAIL IS PROVIDED IN OTHER SECTIONS OF THIS DOCUMENT AND IN THE PROSPECTUS.

DO NOT RELY UPON THIS SUMMARY FOR A FULL UNDERSTANDING OF THE MATTERS YOU NEED TO CONSIDER IN CONNECTION WITH ANY POTENTIAL INVESTMENT IN THE SERIES 1999-D CERTIFICATES. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE SERIES 1999-D CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

THE TRUST

Fleet Credit Card Master Trust II will issue the certificates.

The trust has issued numerous series of certificates, will issue the Series 1999-D certificates and expects to issue additional series. The certificates of each series will represent an ownership interest in the assets of the trust.

THE TRUSTEE

The trustee is Bankers Trust Company.

SELLER AND SERVICER

SELLER

Fleet Bank (RI), National Association originates and acquires credit card accounts. As seller, the bank sells the receivables to the trust.

SERVICER

The bank also is the servicer. As the servicer, the bank collects payments on the receivables and allocates the collections among the interests in the trust.

THE BANK

The bank is a special purpose credit card bank. Its principal offices are located at 111 Westminster Street, Providence, Rhode Island 02903. The telephone number is (401) 278-5451.

THE RECEIVABLES

The primary assets of the trust are receivables in MasterCard(R) and VISA(R)(1) revolving credit card accounts. The receivables consist of principal receivables and finance charge receivables.
---------------
(1) MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and VISA U.S.A., Inc. respectively.

The following information is as of September 30, 1999:

- Principal receivables in the trust: $10,569,335,173.

- Finance charge receivables in the trust: $279,872,747.
- Accounts designated to the trust: 6,689,259.

See "The Receivables" in this prospectus supplement.

OFFERED SECURITIES

CERTIFICATES

Fleet Credit Card Master Trust II is offering:

- $489,000,000 of Class A certificates; and

- $45,000,000 of Class B certificates.

The Series 1999-D certificates include both Class A and Class B.

Beneficial interests in these certificates may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

The seller expects that the trust will issue the Series 1999-D certificates on November 3, 1999.

DISTRIBUTION DATES

The first distribution date will be December 15, 1999.

Distribution dates for the Series 1999-D certificates will be the 15th day of each month if the 15th day is a business day. If the 15th is not a business day, the distribution date will be the following business day.

INTEREST

Interest on the Series 1999-D certificates will be paid on each distribution date.

     You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the trustee at (800) 735-7777.

Class A

The Class A certificates will bear interest at LIBOR as determined each month plus 0.22% per annum.

Class B

The Class B certificates will bear interest at LIBOR as determined each month plus 0.50% per annum.

See "Description of the Certificates--Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined.

PRINCIPAL

The seller expects that principal on the Series 1999-D certificates will be distributed on the date noted below; however, principal may, in fact, be distributed earlier or later. You will not be entitled to any premium for early or late payment of principal.

If certain adverse events known as pay out events occur, principal may be distributed earlier than expected.

If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal repayment may be delayed.

Class A

The seller expects that principal of the Class A certificates will be distributed on the October 2004 distribution date.

Class B

The seller expects that principal of the Class B certificates will be distributed on the October 2004 distribution date; however, no principal will be paid on the Class B certificates unless the Class A certificates are paid in full.

Accumulation Period

We are scheduled to begin accumulating collections of principal receivables on January 1, 2004 for later distribution to you. The servicer may, however, elect to delay the beginning of the accumulation period to a date not later than September 1, 2004.

See "Description of the Certificates--Principal
Payments," and "--Postponement of
Accumulation Period" in this prospectus
supplement.

Legal Final Maturity

If the Series 1999-D certificates are not paid on their expected final distribution dates, collections of receivables will continue to be used to pay principal on the Series 1999-D certificates until the certificates are paid or until April 16, 2007, whichever occurs first. April 16, 2007 is the legal final maturity date for Series 1999-D.

See "Maturity Assumptions," and "Description of the Certificates--Allocation Percentages," and "--Principal Payments" in this prospectus supplement.

THE COLLATERAL INTEREST

At the same time as the Series 1999-D certificates are issued, the trust will issue an undivided interest in the trust called a collateral interest in the amount of $66,000,000 as part of Series 1999-D. The holder of the collateral interest will have voting and certain other rights as if the collateral interest were a subordinated class of certificates. The collateral interest is not offered by this document.

CREDIT ENHANCEMENT

SUBORDINATION OF CLASSES

The collateral interest and the Class B certificates are subordinated to the Class A certificates.

The collateral interest is also subordinated to the Class B certificates.

See "Description of the Certificates--Reallocation of Cash Flow" and "--Allocation of Investor Default Amount" in this prospectus supplement.

THE SELLERS' INTEREST

The interest in the trust not represented by your series or by any other series is the sellers' interest. The sellers' interest is represented by the seller certificates, including the bank certificate and any supplemental certificates. The bank certificate is held by the bank. The bank may sell a portion of the sellers' interest to other investors. If a portion of the sellers' interest is sold to anyone other than the seller or its affiliates, the interest will be represented by a supplemental certificate. No supplemental certificates are currently outstanding.

The sellers' interest does not provide credit enhancement for your series or any other series.

ALLOCATIONS

AMONG SERIES

Each month the bank, as servicer, will allocate collections received among:

- Series 1999-D;

- other outstanding series; and

- the sellers' interest in the trust.

The amount allocated to your series will be determined based mainly upon the ratio of the invested amount of your series to the total amount of principal receivables in the trust.

You are entitled to receive payments of interest and principal only from collections and other trust assets allocated to your series.

The invested amount is the primary basis for allocations to your series. The invested amount is the sum of the Class A invested amount, the Class B invested amount and the collateral invested amount.

At the time of issuance of the Series 1999-D certificates, the invested amount for Series 1999-D will be $600,000,000.

AMONG CLASSES

From the amounts allocated to your series, the servicer will further allocate among the Class A certificates, the Class B certificates and the collateral interest on the basis of the invested amount of each class and the invested amount of the collateral interest. Initially the invested amount of each class will be equal to the original principal amount of such class and the initial invested amount of the collateral interest will be equal to the original principal amount of the collateral interest.

See "Description of the Certificates--Allocation Percentages" in this prospectus supplement.

The invested amount of a series or a class will decline as a result of the accumulation of principal collections in the principal funding account or principal payments. The invested amount also may decline if collections of receivables allocated to your series are not sufficient to make certain required payments. If the invested amount of your series or class declines, there may be a reduction in amounts allocated and available for payment to you.

For a description of the events which may lead to these reductions, see "Description of the Certificates--Reallocation of Cash Flows" in this prospectus supplement.

APPLICATION OF COLLECTIONS

FINANCE CHARGE COLLECTIONS

- Collections of finance charge receivables and certain other amounts allocated to the Class A certificates will be used to pay interest on the Class A certificates, to pay Class A's portion of the servicing fee and to cover Class A's portion of receivables that are written off as uncollectible. Any remaining amount will become excess spread and be applied as described below.

- Collections of finance charge receivables allocated to the Class B certificates will be used to pay interest on the Class B certificates and to pay Class B's portion of the servicing fee. Any remaining amount will become excess spread and be applied as described below.

- Collections of finance charge receivables allocated to the collateral interest will be used to pay the collateral interest's portion of the servicing fee if the bank or the trustee is no longer the servicer. Any remaining amount will become excess spread and be applied as described below.

See "Description of the Certificates--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement.

EXCESS SPREAD AND EXCESS FINANCE CHARGES

Each month the excess spread and excess finance charges will be used in the following order of priority:

- first to make up deficiencies for Class A,

- then to make up deficiencies for Class B, including covering Class B's portion of receivables written off as uncollectible,

- then to pay interest on the collateral interest at the collateral minimum interest rate,

- then to pay the collateral interest's portion of the servicing fee, or, if the bank or the trustee is no longer the servicer, then to pay any portion of the collateral interest's servicing fee not paid as described above under "--Finance Charge Collections,"

- then to cover the collateral interest's portion of receivables that are written off as uncollectible,

- then to reimburse any previous reductions in the collateral invested amount,

- then, in limited circumstances, to fund a reserve account to cover interest payment shortfalls for Class A, and

- finally to make payments to the holder of the collateral interest.

See "Description of the Certificates--Application of Collections--Excess Spread; Excess Finance Charges" in this prospectus supplement.

PRINCIPAL COLLECTIONS

So long as no pay out event has occurred, your series' share of principal collections, including shared principal collections from other series, will be applied each month as follows:

- First, principal collections allocated to the collateral interest and the Class B certificates may be reallocated, if necessary, to make required payments on the Class A certificates and the Class B certificates which were not made from finance charge collections, excess spread or excess finance charges.

- During the revolving period, no principal will be paid to you or accumulated in a trust account.

- During the accumulation period, principal collections allocated or available to the Class A certificates and the Class B certificates will be deposited in the principal funding account, up to a controlled deposit amount, for payment first to the Class A certificateholders and then to the Class B certificateholders on the expected final distribution date.

- Upon payment in full of the Class A certificates and the Class B certificates, principal collections allocated or available to the collateral interest, up to the collateral invested amount, will be paid to the collateral interest holder.

- Any remaining principal collections will be first made available to other series and then paid to the holders of the seller certificates or deposited in the excess funding account.

If a pay out event occurs, the rapid amortization period will begin and all of the principal collections allocated or available to the Class A certificates and the Class B certificates, except amounts required to be reallocated, will be applied each month to pay principal on your series. Class A will be paid first, and then Class B.

See "Description of the Certificates--Principal Payments," "--Application of Collections" and "--Shared Collections of Principal Receivables" in this prospectus supplement.

PAY OUT EVENTS

Pay out events are adverse events that result in the end of the revolving period or the accumulation period and the beginning of a rapid amortization period.

The following are pay out events:

- the seller fails to make required payments, fails to make required deposits, or violates other covenants and agreements;

- the representations and warranties of the seller are materially incorrect;

- the seller does not transfer additional assets to the trust when required;

- the percentage obtained from your series allocation of the yield on the trust portfolio and investment earnings from the principal funding account and withdrawals from the reserve account, after taking into account the amount of the receivables that are written off as uncollectible allocated to Series 1999-D, averaged over any three consecutive months is less than the weighted average interest rate for Series 1999-D, calculated by taking into account the interest rate for Class A, Class B and the collateral minimum interest rate, plus the servicing fee rate for Series 1999-D averaged over the same three months;

- certain defaults of the servicer;

- the Class A certificates, the Class B certificates or the collateral interest are not paid in full on their expected final distribution date;

- the occurrence of certain events of insolvency or receivership relating to the seller, including any additional sellers;

- the seller is unable to transfer receivables to the trust as required under the pooling and servicing agreement; or

- the trust becomes an "investment company" under the Investment Company Act of 1940.

For a more detailed discussion of the pay out events, see "Description of the Certificates--Pay Out Events" in this prospectus supplement. In addition, see "Description of the Certificates--Trust Pay Out Events" in the accompanying prospectus.

OPTIONAL REPURCHASE

The bank has the option to repurchase your certificates when the investor amount for your series has been reduced to 5% or less of the initial invested amount.

See "Description of the Certificates--Optional Repurchase" in this prospectus supplement and "Risk Factors--If Optional Repurchase Occurs, it Will Result in an Early Return of Principal and a Reinvestment Risk" in the accompanying prospectus.

REGISTRATION

The Series 1999-D certificates will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive certificate representing your interest.

See "Description of the Certificates--Definitive Certificates" in the accompanying prospectus.

You may elect to hold your certificates through DTC in the United States, or Cedelbank, societe anonyme or the Euroclear System in Europe.

See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates" in the accompanying prospectus.

TAX STATUS

Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the bank, is of the opinion that under existing law your certificates will be characterized as debt for federal income tax purposes. By your acceptance of a Series 1999-D certificate, you will agree to treat your certificates as debt for federal, state and local income and franchise tax purposes.

See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For the reasons discussed under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts other than an insurance company investing assets of its general account.

CERTIFICATE RATINGS

The Class A certificates will be rated in the highest rating category by at least one nationally recognized rating organization and the Class B certificates will be rated in one of the three highest rating categories by at least one nationally recognized rating organization.

See "Risk Factors--Ratings Can Be Lowered or Withdrawn After You Purchase Your Certificates And The Market Value Of Your Certificates May Be Reduced" in this prospectus supplement.

EXCHANGE LISTING

We will apply to list the Class A certificates and the Class B certificates on the Luxembourg Stock Exchange. We cannot guaranty that the application for the listing will be accepted. You should consult with Bankers Trust Luxembourg S.A., the Luxembourg listing agent for the certificates, 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, phone number (352) 46 02 41, to determine whether or not the Series 1999-D certificates are listed on the Luxembourg Stock Exchange.

ADDITIONAL INFORMATION

For more information, you can call (215) 444-6800 and direct your inquiries to the Fleet Credit Card Securitization Department.

                                  RISK FACTORS

     In the accompanying prospectus you will find a section called "Risk Factors." The information in that section applies generally to all series, including yours. The information in this section applies more specifically to your series.

     You should consider the risk factors discussed under the caption "Risk Factors" in the prospectus and the risk factors discussed below in this section before deciding whether to purchase any of the Series 1999-D certificates.

ABILITY TO RESELL SERIES 1999-D             If you purchase Series 1999-D certificates, you may not
CERTIFICATES NOT ASSURED                    be able to sell them. There is currently no secondary
                                            market for the certificates. A secondary market for your
                                            certificates may not develop. If a secondary market does
                                            develop, it may not continue or it may not provide
                                            sufficient liquidity to allow you to resell all or a
                                            part of your certificates if you want to do so. The
                                            underwriters of the Class A certificates and the
                                            underwriter of the Class B certificates may assist in
                                            resales of the certificates, but they are not required
                                            to do so.

CREDIT ENHANCEMENT MAY NOT BE SUFFICIENT    Credit enhancement provided for your series of
TO PREVENT LOSS                             certificates is limited. The only sources of payment for
                                            your certificates are the assets of the trust allocated
                                            to your series. If problems develop with the
                                            receivables, such as an increase in losses on the
                                            receivables or if there are problems in the collection
                                            and transfer of the receivables to the trust, it is
                                            possible that you may not receive the full amount of
                                            interest and principal that you would otherwise receive.

                                            See "Description of the Certificates--Subordination,"
                                            "--Allocation Percentages," "--Reallocation of Cash
                                            Flows" and "--Allocation of Investor Default Amount" in
                                            this prospectus supplement.

CLASS B CERTIFICATES ARE SUBORDINATED TO    If you purchase a Class B certificate, your right to
THE CLASS A CERTIFICATES; TRUST ASSETS MAY  receive principal payments is subordinated to the
BE DIVERTED FROM CLASS B TO PAY CLASS A     payment in full of the Class A certificates. No
                                            principal will be paid to you until the full amount of
                                            principal has been paid on the Class A certificates.

                                            In addition, if Class A's share of collections of
                                            finance charge receivables and certain other amounts
                                            allocated to Series 1999-D, excess spread, excess
                                            finance charges and the collateral interest's share of
                                            principal collections are not sufficient to make all
                                            required payments for the Class A certificates,
                                            collections of principal receivables allocated to Class
                                            B may be diverted to Class A. If this occurs, the Class
                                            B invested amount and future allocations to Class B
                                            would be reduced.

                                            Also, if Class A's share of losses on the receivables
                                            exceeds the collections and credit enhancement available
                                            to cover those losses, and the collateral invested
                                            amount is reduced to zero, the Class B invested amount
                                            will be reduced to avoid reducing the Class A invested
                                            amount. If this occurs, the Class B invested amount and
                                            future allocations to Class B would be reduced.

                                            As a result of the subordination, you may receive payments of interest or principal later than you expect or you may not receive the full amount of expected principal and interest.

RATINGS CAN BE LOWERED OR WITHDRAWN AFTER   The ratings assigned to the Series 1999-D certificates are based upon
YOU PURCHASE YOUR CERTIFICATES AND THE      many factors, including the credit quality of the receivables and the
MARKET VALUE OF YOUR CERTIFICATES MAY BE    amount of credit enhancement provided. The ratings are not a
REDUCED                                     recommendation to purchase, hold or sell any of the Series 1999-D certificates. The ratings also are not intended and should not be relied upon to determine the marketability of the Series 1999-D certificates, the market value of the Series 1999-D certificates or whether the Series 1999-D certificates are a suitable investment for you.

                                            Any rating agency may lower its rating or withdraw its rating entirely if, in the sole judgment of the rating agency, the credit quality of the certificates has declined or is in question. If any rating assigned to your certificates is lowered or withdrawn, the market value of your certificates may be reduced.

                                  INTRODUCTION

     The following provisions of this Prospectus Supplement contain more detailed information concerning the asset backed certificates offered hereby. The certificates will be issued by Fleet Credit Card Master Trust II (the "TRUST") pursuant to the terms of an Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993, as amended and restated as of May 23, 1994 (as further amended and in effect from time to time, the "MASTER POOLING AND SERVICING AGREEMENT") originally between a predecessor in interest to Fleet Bank (RI), National Association, as Seller and Servicer, and Bankers Trust Company, as trustee (together with any successors, the "TRUSTEE"). Fleet Bank
(RI) National Association (the "BANK"), in its capacity as Seller under the Master Pooling and Servicing Agreement and the Series Supplement, is referred to as the "SELLER," and in its capacity as servicer, the Bank is referred to as the "SERVICER." The term "SELLER" also includes any Additional Sellers as described under the caption "Description of the Certificates--The Bank Certificate; Additional Sellers" in the Prospectus. The term "SERVICER"also refers to any successor to the Bank, as Servicer.

     The Bank is an indirect, wholly-owned subsidiary of Fleet Boston Corporation ("FBC"). FBC is the bank holding company which came into existence on October 1, 1999 as a result of the merger of Fleet Financial Group, Inc. ("FFG") and BankBoston Corporation. Prior to the merger of FFG and the BankBoston Corporation, the Bank was an indirect wholly-owned subsidiary of FFG. See "The Bank and Fleet Boston Corporation" in the accompanying Prospectus.

     The Trust will issue $489,000,000 of its Class A Floating Rate Asset Backed Certificates, Series 1999-D (the "CLASS A CERTIFICATES") and $45,000,000 of its Class B Floating Rate Asset Backed Certificates, Series 1999-D (the "CLASS B CERTIFICATES") and there will be created as part of 1999-D a third class of interests in the Trust which shall be in the amount of $66,000,000 and be known as the Collateral Interest, Series 1999-D (the "COLLATERAL INTEREST"). The Class A Certificates and the Class B Certificates are, collectively, the "SERIES 1999-D CERTIFICATES" or the "CERTIFICATES." The holders of the Class A Certificates are herein referred to as the "CLASS A CERTIFICATEHOLDERS." The holders of the Class B Certificates are herein referred to as the "CLASS B CERTIFICATEHOLDERS" and, together with the Class A Certificateholders are the "CERTIFICATEHOLDERS." The holder of the Collateral Interest is the "COLLATERAL INTEREST HOLDER." The Certificateholders, together with the Collateral Interest Holder are, collectively, the "SERIES 1999-D HOLDERS." The Series 1999-D Certificates and the Collateral Interest are, collectively, the "SERIES 1999-D INTERESTS." The Series in which the Series 1999-D Interests are issued is known as "SERIES 1999-D." The date on which the Series 1999-D Interests are issued is the "CLOSING DATE." The Closing Date is expected to be November 3, 1999.

     The Series 1999-D Interests will be issued pursuant to the Master Pooling and Servicing Agreement and the Series 1999-D Supplement thereto (the "SERIES SUPPLEMENT"). The Master Pooling and Servicing Agreement, together with the Series Supplement, is the "POOLING AND SERVICING AGREEMENT."

     Series 1999-D will be the twenty-second Series issued by the Trust. Series 1999-D will be issued substantially concurrently with Series 1999-C which will be the twenty-first Series issued by the Trust. Of such Series, sixteen, including Series 1999-D and Series 1999-C, will be outstanding on the Closing Date. Series 1999-D will be the sixteenth Series and Series 1999-C will be the fifteenth Series outstanding included in a group of Series ("GROUP ONE") issued by the Trust from time to time. See Annex I. Annex I is hereby incorporated into this Prospectus Supplement by reference. Additional Series are expected to be issued from time to time by the Trust.

     The Certificates offered by this Prospectus Supplement and the accompanying Prospectus are investment grade asset backed securities within the meaning of the Securities Act of 1933, as amended (the "ACT") and the rules promulgated thereunder.

                       THE BANK'S CREDIT CARD ACTIVITIES

GENERAL

     The Bank, as the survivor of a November 14, 1997 merger between the Bank and Fleet Bank (Delaware), National Association, was, prior to the transfer on February 20, 1998, the owner of a portfolio of credit card accounts originated or acquired by the Bank or its predecessor (the "FLEET "B" CREDIT CARD PORTFOLIO"). As discussed in the Prospectus under the caption "The Bank's Credit Card Activities," on February 20, 1998, Advanta National Bank transferred to the Bank the ownership interest in substantially all of the accounts in the Advanta Consumer Credit Card Portfolio. Those accounts transferred to the Bank from Advanta National Bank plus accounts acquired or originated by the Bank since the Transfer are herein referred to as the "FLEET "A" CREDIT CARD PORTFOLIO." The total "FLEET CREDIT CARD PORTFOLIO" includes the Fleet "B" Credit Card Portfolio and the Fleet "A" Credit Card Portfolio. All Accounts assigned to the Trust prior to January 31, 1999 were selected from the Fleet "A" Credit Card Portfolio. Accounts selected from the Fleet "B" Credit Card Portfolio were first added to the Trust as of January 31, 1999. Since January 31, 1999, accounts selected for assignment to the Trust have been selected from the entire Fleet Credit Card Portfolio.

     Additional Accounts have been designated for inclusion in the Trust from time to time as set forth in Annex II. Annex II is hereby incorporated into this Prospectus Supplement by reference.

     As of September 30, 1999, the Fleet "B" Credit Card Portfolio represented approximately 14% of the total amount of receivables in the Fleet Credit Card Portfolio.

     The Bank is a member of VISA U.S.A. Inc. and MasterCard International Incorporated.

FINANCE CHARGES

     The majority of the accounts in the Fleet Credit Card Portfolio are subject to finance charges at prime indexed or London interbank offered rate indexed variable rates ranging from 3.9% to 22.9% for purchases and cash advances. For more information, see "The Bank's Credit Card Activities--Billing and Payments" in the accompanying Prospectus.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth the delinquency and loss experience for the Fleet Credit Card Portfolio beginning on February 20, 1998. Information prior to February 20, 1998 is shown pro forma as if the Bank had purchased the Advanta Consumer Credit Card Portfolio as of the beginning of 1996.

     The Accounts which have been designated to the Trust and the Receivables in such Accounts as of any date of determination constitute the "TRUST PORTFOLIO." The Accounts in the Trust Portfolio were, prior to February 20, 1998, selected from accounts in the Advanta Consumer Credit Card Portfolio and for the period from February 20, 1998 to January 31, 1999 were selected from the Fleet "A" Credit Card Portfolio. Commencing on January 31, 1999, Accounts added to the Trust have been selected from the Fleet "B" Credit Card Portfolio as well as the Fleet "A" Credit Card Portfolio. In each case, the Accounts selected must meet the requirements of Eligible Accounts in the Pooling and Servicing Agreement. See "Description of the Certificates--Representations, Warranties and Covenants" and "--Addition of Accounts" in the accompanying Prospectus. See also "The Receivables" in this Prospectus Supplement.

     The Trust Portfolio is only a portion of the Fleet Credit Card Portfolio; therefore, actual delinquency and gross charge-off experience with respect to the Receivables in the Trust may be different from that set forth in the following tables for the Fleet Credit Card Portfolio.

     There can be no assurance that the delinquency and loss experience for the Receivables will be similar to the historical experience set forth in the following tables.

                             DELINQUENCY EXPERIENCE
                          FLEET CREDIT CARD PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                      AS OF DECEMBER 31,
                                    AS OF SEPTEMBER 30,    -----------------------------------------
                                           1999               1998           1997           1996
                                    -------------------    -----------    -----------    -----------
Receivables Outstanding(1)(2).....      $13,043,818        $14,524,541    $13,937,589    $15,347,191
Receivables Contractually
  Delinquent as a Percentage of
  Receivables Outstanding(1):
  30-59 days......................            1.71%              1.58%          1.77%          1.56%
  60-89 days......................            1.14%              1.07%          1.13%          1.03%
  90 or more days.................            2.30%              2.29%          2.39%          2.14%
                                        -----------        -----------    -----------    -----------
Total.............................            5.15%              4.94%          5.29%          4.73%
                                        ===========        ===========    ===========    ===========

------------
(1) Receivables Outstanding and Receivables Contractually Delinquent include the Fleet "A" Credit Card Portfolio and Fleet "B" Credit Card Portfolio beginning on February 20, 1998. Information prior to February 20, 1998 is shown pro forma as if the Bank had purchased the Advanta Consumer Credit Card Portfolio as of the beginning of 1996. Receivables Outstanding and Receivables Contractually Delinquent related to the credit card portfolio acquired by FFG as a result of the purchase of NatWest Bank, N.A. are included beginning in June, 1997.

(2) Receivables Outstanding consists of all amounts due from cardholders as posted to the accounts.

                                LOSS EXPERIENCE
                          FLEET CREDIT CARD PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                     NINE MONTHS
                                        ENDED                     YEAR ENDED DECEMBER 31,
                                    SEPTEMBER 30,        -----------------------------------------
                                        1999                1998           1997           1996
                                    -------------        -----------    -----------    -----------
Average Receivables
  Outstanding(1)(2)...............   $12,882,101         $14,380,316    $13,950,913    $14,266,600
Gross Losses(1)(3)................   $   748,736         $ 1,034,996    $ 1,052,527    $   572,511
Recoveries(1).....................   $    56,221         $    91,664    $    84,439    $    28,059
Net Losses........................   $   692,515         $   943,332    $   968,088    $   544,452
Net Losses as a Percentage of
  Average Receivables
  Outstanding.....................         7.17%(4)(5)         6.56%(5)       6.94%(5)       3.82%(5)

------------
(1) Average Receivables Outstanding, Gross Losses and Recoveries include the Fleet "A" Credit Card Portfolio and Fleet "B" Credit Card Portfolio beginning on February 20, 1998. Information prior to February 20, 1998 is shown pro forma as if the Bank had purchased the Advanta Consumer Credit Card Portfolio as of the beginning of 1996. Average Receivables Outstanding, Gross Losses and Recoveries related to the credit card portfolio acquired by FFG as a result of the purchase of NatWest Bank, N.A. are included beginning in June, 1997.

(2) Average Receivables Outstanding is the sum of receivables outstanding at the beginning and end of each month during the period indicated, divided by twice the number of months in the period indicated.

(3) Gross Losses are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of annual cardholder fees on cardholder accounts which have been closed. Losses do not include accrued finance charges that have been charged-off or fraud losses.

(4) Annualized.

(5) Beginning in August 1996, a new charge-off methodology related to bankrupt credit card accounts was adopted and, as of October 1, 1998, further changes to such methodology were adopted and commencing on October 1, 1998, the Bank revised its policy concerning the charge-off of delinquent accounts. See "The Bank's Credit Card Activities--Delinquencies" in the accompanying Prospectus.

     The causes of the increase in the charge-offs from 1996 to 1997 include the following factors: continuing increases in the level of consumer bankruptcies, the seasoning of the portfolio and a general trend in the credit card industry towards higher gross charge-offs. A number of initiatives have been undertaken to stem losses, including improving the collection process by further customizing collection methods, more quickly identifying and intervening on potentially troubled accounts by means of advanced computer-based behavior prediction programs and tightening underwriting standards. The increase in charge-offs during the first nine months of 1999 is the result of general seasoning of the portfolio.

     In February 1999, the Federal Financial Institutions Examination Council adopted a revised policy statement on the classifications of retail credit. The revised policy statement provides uniform guidelines for charge-off of loans to delinquent, bankrupt and deceased borrowers and for reaging, extending, deferring or rewriting of delinquent accounts. In order to comply with this policy, the Bank, as Servicer, is accelerating charge-off of some delinquent loans. Implementation began in April 1999 and will continue through December 1999. The Servicer does not expect this implementation to have an effect upon the payment of principal and interest on the Certificates. This statement is a forward-looking statement, subject to risks and uncertainties.

INTERCHANGE

     In respect of Interchange attributed to the cardholder charges for merchandise and services in the Accounts, the Bank will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust on the Business Day immediately preceding each Distribution Date an amount equal to one-twelfth of 1.25% of the outstanding balance of the Principal Receivables allocable to Series 1999-D at the end of the last day of the preceding Monthly Period.

YEAR 2000 READINESS

     The Year 2000 project for the Bank's holding company, is directed by a Year 2000 Executive Management Steering Committee consisting of its President and Vice Chairmen. They provide direct oversight of the Year 2000 initiative and are updated monthly on the project's progress. The Bank's Board of Directors receives project updates on a quarterly basis.

     The Bank has completed its assessment of Year 2000 issues and arranged for the required resources to complete the necessary remediation efforts. The Bank has utilized both internal and external resources to reprogram, or replace, and test the software and hardware for Year 2000 modifications.

     The Bank has remediated, tested and returned to service all of its internal systems. These systems can process dates and data into the year 2000 and beyond.

     The Bank relies on several third party service providers for key business processes. It continues to work closely with these companies to monitor the progress of their Year 2000 efforts. On behalf of the Bank, the Bank's holding company's executive management has conducted on-site visits with its most critical service providers to discuss and assess their Year 2000 readiness. In addition, the holding company is receiving written and verbal verification from its significant third party service providers and vendors as to their Year 2000 readiness.

     The Bank began Year 2000 testing with several of these key vendors in the third quarter of 1998 and completed testing by the end of the second quarter of 1999. Validation of Year 2000 readiness of all the Bank's vendors continues with a particular focus on their readiness and alternatives, where possible, for vendors that have been identified as critical.

     While the Bank continues to discuss these matters with, obtain written certification from and test the systems of such other companies as to the Year 2000 compliance, there can be no assurance that any potential impact associated with incompatible systems after December 31, 1999 would not have a material adverse effect on the Bank's business, financial condition or results of operations.

     The Bank and its holding company have established business continuity plans and have assessed these plans for the possible impact of Year 2000 anticipated failures. The holding company has adjusted its business continuity plans where appropriate and possible for those scenarios that may have the most severe impact on its operations. This activity was substantially completed by the end of the second quarter of 1999 and validation of these plans is complete.

LITIGATION

     On January 22, 1999, Fleet Financial Group, Inc. (the predecessor to Fleet Boston Corporation), Fleet National Bank, Fleet Bank (RI), National Association, Fleet Credit Card Services, L.P. and Fleet Credit Card Holdings, Inc. (collectively referred to as "FLEET") brought suit against Advanta Corp., and certain of its subsidiaries (collectively referred to as "ADVANTA"). The action arose out of a February 1998 transaction in which Fleet Financial Group, Inc. and Fleet Credit Card LLC, the predecessor in interest to Fleet Credit Card Services, L.P., acquired most of the consumer credit card business of Advanta National Bank. Advanta answered Fleet's complaint, denying the principal allegations and asserting a variety of counterclaims.

     The litigation is presently in the discovery process. Due to the nature of Advanta's pleadings, the limited discovery that has occurred to date concerning Advanta's claims, and the general unpredictability of the litigation process, it is impossible, at this time, to predict the ultimate outcome of the litigation. However, Fleet intends to vigorously pursue its claims and contest the claims asserted by Advanta. Fleet Boston Corporation does not expect this action to have any material adverse impact on its business.

                                THE RECEIVABLES

     The Receivables in the first Accounts designated to the Trust (the "INITIAL ACCOUNTS") were conveyed to the Trust on December 3, 1993 (the "INITIAL CLOSING DATE"). The Initial Accounts were selected from Advanta National Bank's consumer credit card portfolio satisfying criteria set forth in the Pooling and Servicing Agreement (the "CRITERIA") as applied on October 31, 1993 (the "INITIAL CUT-OFF DATE"). Receivables in accounts designated to the Trust after the Initial Accounts (the "ADDITIONAL ACCOUNTS") have been conveyed to the Trust from time to time since the Initial Closing Date as set forth in Annex II. Such Receivables were generated from Additional Accounts selected from the Advanta Consumer Credit Card Portfolio prior to February 20, 1998, and from the Fleet "A" Credit Card Portfolio from February 20, 1998 to January 31, 1999, and commencing on January 31, 1999, Additional Accounts have been selected from the entire Fleet Credit Card Portfolio, including both the Fleet "A" Credit Card Portfolio and the Fleet "B" Credit Card Portfolio. In each case such Additional Accounts are required to satisfy the Criteria as applied on the relevant cut-off date (the "RELEVANT CUT-OFF DATE"). The Bank has broad discretion in selecting accounts that will be designated as Additional Accounts. The Criteria are the requirements for an account to qualify as an "ELIGIBLE ACCOUNT" and are set forth in the accompanying Prospectus. In order to meet the Criteria, each Account must, on the Relevant Cut-Off Date, among other things, have been in existence and maintained by the Bank, have a cardholder with a billing address in the United States, its territories or possessions or a military address, and, except under certain circumstances, not be an account the credit card or cards with respect to which have been reported to the Bank as having been lost or stolen. See "Description of the Certificates--Representations, Warranties and Covenants" in the accompanying Prospectus.

     Cardholders whose accounts are included in the Fleet Credit Card Portfolio have billing addresses in all 50 states, the District of Columbia, Puerto Rico, Guam, the Virgin Islands and certain foreign countries. As noted above, Eligible Accounts must, as of the Relevant Cut-Off Date, have a billing address in the United States, its territories or possessions or a military address and, as shown in this section in the table captioned "Geographic Distribution of Accounts and Receivables--Trust Portfolio," as of September 30, 1999, 99.9% of the Accounts and 99.9% of the Receivables had billing addresses in one of the 50 states or the District of Columbia.

     Pursuant to the Pooling and Servicing Agreement, the Seller may be obligated (subject to certain limitations and conditions) to designate Additional Accounts to be included as Accounts and to convey to the Trust all Receivables of such Additional Accounts, or may elect to automatically designate Additional Accounts and convey the Receivables therein whether such Receivables are then existing or thereafter created. See "Description of the Certificates--General" and "--Addition of Accounts" in the accompanying Prospectus. These accounts must meet the Criteria as of the Relevant Cut-Off Date. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the existing MasterCard and VISA accounts designated by the Seller on the Relevant Cut-Off Date (plus any Additional Accounts subsequently designated as described above). In addition, as of the Relevant Cut-Off Date and on the date any new

Receivables are created, the Seller will represent and warrant to the Trust that the Receivables are Eligible Receivables. See "Description of the
Certificates--Representations, Warranties and Covenants" in the accompanying Prospectus.

     The Receivables (including receivables in the Additional Accounts the receivables of which have been or are expected to be conveyed to the Trust during the period from September 30, 1999 through the Closing Date), as of September 30, 1999, totaled $11,149,727,148 in 6,836,752 Accounts. The Accounts had an average credit limit of $6,767. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was 24.1%. The average age of the Accounts was approximately 43.0 months.

     The Receivables balance in the Trust as of September 30, 1999 (not including receivables to be added to the Trust thereafter) totaled $10,849,207,920. The Receivables balance in the Trust as of October 18, 1999 totaled $11,063,213,652. As of October 18, 1999, the balance of Receivables in the Trust which were 30 days or more contractually delinquent was $493,494,518.

     The following tables summarize the Trust Portfolio (including receivables in the Additional Accounts the receivables of which have been or are expected to be conveyed to the Trust during the period from September 30, 1999 through the Closing Date) by various criteria as of the close of business on September 30, 1999. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of future results.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
                                           NUMBER OF    NUMBER OF                         OF TOTAL
ACCOUNT BALANCE RANGE                      ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
---------------------                      ---------    ----------    ---------------    -----------
Credit balance...........................    141,806        2.1%      $   (12,349,476)       (0.1)%
$0.00....................................  2,984,122       43.6                     0         0.0
$0.01 to $1,000.00.......................  1,157,075       16.9           401,159,820         3.6
$1,000.01 to $2,500.00...................    739,941       10.8         1,267,716,495        11.4
$2,500.01 to $5,000.00...................  1,009,236       14.8         3,739,083,967        33.5
$5,000.01 to $7,500.00...................    525,098        7.7         3,202,738,753        28.7
Over $7,500.00...........................    279,474        4.1         2,551,377,589        22.9
                                           ---------      -----       ---------------       -----
Total....................................  6,836,752      100.0%      $11,149,727,148       100.0%
                                           =========      =====       ===============       =====

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
                                           NUMBER OF    NUMBER OF                         OF TOTAL
CREDIT LIMIT BALANCE                       ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
--------------------                       ---------    ----------    ---------------    -----------
$0.00 to $1,000.00.......................    105,189        1.5%      $    12,691,778         0.1%
$1,000.01 to $2,500.00...................    408,745        6.0           330,585,052         3.0
$2,500.01 to $5,000.00...................  1,835,568       26.8         2,333,260,749        20.9
$5,000.01 to $7,500.00...................  2,116,911       31.0         3,246,841,612        29.1
Over $7,500.00...........................  2,370,339       34.7         5,226,347,957        46.9
                                           ---------      -----       ---------------       -----
Total....................................  6,836,752      100.0%      $11,149,727,148       100.0%
                                           =========      =====       ===============       =====

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                      PERCENTAGE
                                                       OF TOTAL                         PERCENTAGE
PERIOD OF DELINQUENCY                    NUMBER OF    NUMBER OF                          OF TOTAL
(DAYS CONTRACTUALLY DELINQUENT)          ACCOUNTS      ACCOUNTS       RECEIVABLES       RECEIVABLES
-------------------------------          ---------    ----------    ---------------    -------------
Not Delinquent.........................  6,579,418       96.2%      $10,107,623,746         90.7%
1 to 29 days...........................    147,291        2.1           548,023,708          4.9
30 to 59 days..........................     41,021        0.6           166,697,572          1.5
60 to 89 days..........................     24,217        0.4           109,402,865          1.0
90 to 119 days.........................     17,381        0.3            82,291,739          0.7
120 to 149 days........................     14,199        0.2            68,896,925          0.6
150 to 179 days........................     11,591        0.2            57,352,485          0.5
180 or more............................      1,634        0.0             9,438,108          0.1
                                         ---------      -----       ---------------        -----
Total..................................  6,836,752      100.0%      $11,149,727,148        100.0%
                                         =========      =====       ===============        =====

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
                                           NUMBER OF    NUMBER OF                         OF TOTAL
AGE (IN MONTHS)                            ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
---------------                            ---------    ----------    ---------------    -----------
Not more than 6 Months...................    903,448       13.2%      $ 2,134,208,275        19.1%
Over 6 to 12 Months......................    491,678        7.2           858,513,076         7.7
Over 12 to 24 Months.....................  1,822,906       26.7         2,276,390,947        20.4
Over 24 to 36 Months.....................    658,233        9.6           915,440,761         8.2
Over 36 to 48 Months.....................    858,724       12.6         1,398,453,383        12.6
Over 48 to 60 Months.....................    737,801       10.8         1,238,432,129        11.1
Over 60 to 84 Months.....................    622,046        9.1         1,059,364,252         9.5
Over 84 Months...........................    741,916       10.8         1,268,924,325        11.4
                                           ---------      -----       ---------------       -----
Total....................................  6,836,752      100.0%      $11,149,727,148       100.0%
                                           =========      =====       ===============       =====

              GEOGRAPHIC DISTRIBUTION OF ACCOUNTS AND RECEIVABLES
                               TRUST PORTFOLIO(1)

                                                                PERCENTAGE
                                                                 OF TOTAL                         PERCENTAGE
                                                   NUMBER OF     NUMBER OF                         OF TOTAL
STATE                                              ACCOUNTS      ACCOUNTS        RECEIVABLES      RECEIVABLES
-----                                              ---------    -----------    ---------------    -----------
Alabama..........................................     73,982         1.1%      $   128,087,520         1.1%
Alaska...........................................     10,354         0.2            19,475,005         0.2
Arizona..........................................    101,809         1.5           172,426,530         1.5
Arkansas.........................................     55,277         0.8           101,078,966         0.9
California.......................................    891,879        13.0         1,460,541,732        13.1
Colorado.........................................    109,936         1.6           170,333,258         1.5
Connecticut......................................    158,900         2.3           266,408,053         2.4
Delaware.........................................     16,878         0.2            27,859,523         0.2
District of Columbia.............................     11,453         0.2            20,099,605         0.2
Florida..........................................    406,713         5.9           680,187,396         6.1
Georgia..........................................    136,964         2.0           233,468,468         2.1
Hawaii...........................................     23,163         0.3            42,157,212         0.4
Idaho............................................     26,472         0.4            41,992,633         0.4
Illinois.........................................    262,256         3.8           401,007,081         3.6
Indiana..........................................    122,744         1.8           196,843,799         1.8
Iowa.............................................     75,007         1.1           110,025,464         1.0
Kansas...........................................     65,555         1.0           109,468,428         1.0
Kentucky.........................................     75,724         1.1           124,775,440         1.1
Louisiana........................................     88,595         1.3           143,463,085         1.3
Maine............................................     25,111         0.4            47,853,674         0.4
Maryland.........................................    135,453         2.0           225,011,664         2.0
Massachusetts....................................    278,236         4.1           442,732,756         4.0
Michigan.........................................    210,038         3.1           336,533,201         3.0
Minnesota........................................    134,701         2.0           196,969,035         1.8
Mississippi......................................     38,300         0.6            64,310,772         0.6
Missouri.........................................    132,145         1.9           212,223,214         1.9
Montana..........................................     18,041         0.3            26,810,365         0.2
Nebraska.........................................     38,303         0.6            55,243,967         0.5
Nevada...........................................     53,819         0.8           100,892,422         0.9
New Hampshire....................................     46,313         0.7            80,118,716         0.7
New Jersey.......................................    276,429         4.0           419,599,454         3.8
New Mexico.......................................     31,223         0.5            53,618,398         0.5
New York.........................................    629,465         9.2         1,023,618,684         9.2
North Carolina...................................    136,144         2.0           233,959,191         2.1
North Dakota.....................................     13,051         0.2            20,042,238         0.2
Ohio.............................................    257,040         3.8           419,760,044         3.8
Oklahoma.........................................     74,867         1.1           128,347,972         1.2
Oregon...........................................     75,999         1.1           125,430,472         1.1
Pennsylvania.....................................    295,428         4.3           447,825,640         4.0
Rhode Island.....................................     52,656         0.8            84,765,631         0.8
South Carolina...................................     62,641         0.9           107,369,843         1.0
South Dakota.....................................     13,265         0.2            20,541,029         0.2
Tennessee........................................    106,028         1.5           182,277,276         1.6
Texas............................................    452,139         6.6           789,230,181         7.1
Utah.............................................     34,012         0.5            49,906,874         0.4
Vermont..........................................     14,196         0.2            23,520,540         0.2
Virginia.........................................    173,628         2.5           291,388,721         2.6
Washington.......................................    125,878         1.8           213,634,438         1.9
West Virginia....................................     30,771         0.4            49,611,623         0.4
Wisconsin........................................    137,582         2.0           193,148,932         1.7
Wyoming..........................................     11,034         0.2            17,940,724         0.2
All Others.......................................      9,155         0.1            15,790,259         0.1
                                                   ---------       -----       ---------------       -----
Total............................................  6,836,752       100.0%      $11,149,727,148       100.0%
                                                   =========       =====       ===============       =====

------------
(1) All data as of September 30, 1999 (including Receivables then in the Trust and Receivables in Additional Accounts to be added thereafter through the Closing Date).

                              MATURITY ASSUMPTIONS

     The Pooling and Servicing Agreement provides that the Class A Certificateholders will not receive payments of principal until the October 15, 2004 Distribution Date (the "CLASS A EXPECTED FINAL DISTRIBUTION DATE"), on which date it is expected that the full principal amount of the Class A Certificates will be paid; however, payment may begin prior to such date if a Pay Out Event occurs that results in the start of the Rapid Amortization Period. The Pooling and Servicing Agreement also provides that the Class B Certificateholders will not receive payments of principal until the October 15, 2004 Distribution Date (the "CLASS B EXPECTED FINAL DISTRIBUTION DATE"), on which date it is expected that the full principal amount of the Class B Certificates will be paid; however, principal payments may begin prior to such date if a Pay Out Event occurs that results in the start of the Rapid Amortization Period. No principal payments will be made to the Class B Certificateholders unless the Class A Investor Amount is paid in full. Unless and until a Pay Out Event occurs, on each Distribution Date for the Accumulation Period, monthly deposits of principal equal to the least of (a) Available Investor Principal Collections, (b) the sum of (i) the Controlled Accumulation Amount for such Distribution Date and (ii) any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date (such sum, the "CONTROLLED DEPOSIT AMOUNT") and (c) the Invested Amount will be made into the Principal Funding Account.

     Although it is anticipated that a single principal payment will be made to Class A Certificateholders in an amount equal to the Class A Investor Amount on the Class A Expected Final Distribution Date and that a single principal payment will also be made to Class B Certificateholders in an amount equal to the Class B Investor Amount on the Class B Expected Final Distribution Date, no assurance can be given in that regard.

     In addition to Pay Out Events which apply to all Series, other Pay Out Events may occur with respect to Series 1999-D only, either automatically or after specified notice, upon (a) failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties or covenants of the Seller, (c)(i) if the Seller Amount is less than the Required Seller Amount on the last day of any Monthly Period (as determined on the third Business Day preceding the following Distribution Date (the "DETERMINATION DATE"), the failure of the Seller to convey Receivables in Additional Accounts to the Trust such that the Seller Amount is at least equal to the Required Seller Amount by the tenth Business Day following such Determination Date, or (ii) if the aggregate amount of Principal Receivables is less than the Required Principal Balance on the last day of any Monthly Period (as determined on the following Determination Date), the failure of the Seller to convey Receivables in Additional Accounts to the Trust such that the aggregate Principal Receivables in the Trust are at least equal to the Required Principal Balance by the tenth Business Day following such Determination Date, (d) the average of the Net Portfolio Yield for any three consecutive Monthly Periods being a rate which is less than the Base Rate averaged over such period, (e) the occurrence of a Servicer Default having a material adverse effect on the Certificateholders, or (f) failure to pay in full
(i) the Class A Investor Amount on the Class A Expected Final Distribution Date,
(ii) the Class B Investor Amount on the Class B Expected Final Distribution Date or (iii) the Collateral Invested Amount on the Collateral Expected Final Distribution Date.

     The term "NET PORTFOLIO YIELD" for any Monthly Period, means the annualized percentage equivalent of a fraction, the numerator of which is the sum of (a) the amount of collections of Finance Charge Receivables during such Monthly Period allocable to the Certificates and to the Collateral Interest, including any other amounts that are to be treated as collections of Finance Charge Receivables under the Pooling and Servicing Agreement, after subtracting therefrom the Investor Default Amount for such Monthly Period, plus (b) the amount of any Principal Funding Investment Proceeds for such Distribution Date, plus (c) the amount of funds, if any, to be withdrawn from the Reserve Account that, pursuant to the Series Supplement, are required to be included in Class A Available Funds with respect to such Distribution Date, and the denominator of which is the Investor Amount as of the last day of the prior Monthly Period.

     For any Monthly Period, the "BASE RATE" will be equal to the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of (i) the Class A Monthly Interest, (ii) the Class B Monthly Interest, (iii) the Collateral Minimum Monthly Interest and (iv) the Monthly Servicing Fee, each for the related Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period.

     A Pay Out Event occurs, with respect to Series 1999-D and all other Series, automatically upon (a) the occurrence of an Insolvency Event relating to the Seller (including any Additional Seller), (b) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (c) the inability of the Seller (including any Additional Seller) to transfer Receivables to the Trust in accordance with the Pooling and Servicing Agreement. There can be no assurance that a Pay Out Event will not occur. See "Description of the Certificates--Pay Out Events" in this Prospectus Supplement.

     Upon the occurrence of a Pay Out Event which applies to Series 1999-D or to all Series, a Rapid Amortization Period will begin. The "RAPID AMORTIZATION PERIOD" means the period beginning with the occurrence of a Pay Out Event and ending on the earlier of (i) the payment in full of the Class A Investor Amount, the Class B Investor Amount and the Collateral Invested Amount and (ii) the Series 1999-D Termination Date. During the Rapid Amortization Period, first the Class A Certificateholders and then, following the payment in full of the Class A Investor Amount, the Class B Certificateholders will be entitled to receive monthly payments of principal equal to the Available Investor Principal Collections received by the Trust during the related Monthly Period (plus the principal amount on deposit in the Principal Funding Account) until the Class A Investor Amount or Class B Investor Amount, as applicable, is paid in full. Allocations of Principal Receivables will be based on the Principal Allocation Percentage. See "Description of the Certificates--Allocation Percentages" in this Prospectus Supplement.

     The following table sets forth the highest and lowest cardholder monthly payment rates and the average of the cardholder monthly payment rates for the Fleet Credit Card Portfolio. Information prior to February 20, 1998 is pro forma as if the Bank had purchased the Advanta Consumer Credit Card Portfolio as of the beginning of 1996. The rates are calculated as a percentage of the total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables on the Accounts.

                             MONTHLY PAYMENT RATES
                         FLEET CREDIT CARD PORTFOLIO(1)

                                                 NINE MONTHS ENDED       YEAR ENDED DECEMBER 31,
                                                   SEPTEMBER 30,      -----------------------------
                                                      1999(1)         1998(1)    1997(1)    1996(1)
                                                 -----------------    -------    -------    -------
Lowest.........................................        11.20%          10.84%      9.93%      8.56%
Highest........................................        13.64%          12.36%     12.29%     10.28%
Monthly Average................................        12.19%          11.57%     11.09%      9.55%

---------------
(1) Payment rate calculations include collections of both the Fleet "A" Credit Card Portfolio and Fleet "B" Credit Card Portfolio beginning on February 20, 1998. Information prior to February 20, 1998 is shown pro forma as if the Bank had purchased the Advanta Consumer Credit Card Portfolio as of the beginning of 1996. Collections related to the credit card portfolio acquired by FFG as a result of the purchase of NatWest Bank, N.A. are included beginning in June, 1997.

     The amount of collections on Receivables may vary from month to month due to seasonal variations, general economic conditions, changes in tax law and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables from the Trust Portfolio, and thus the rate at which Certificateholders could expect to accumulate or receive payments of principal on their Certificates during the Accumulation Period or the Rapid Amortization Period, will be similar to the historical experience set forth above. In addition, the ability of the Certificateholders to be paid the applicable Class A Investor Amount or the Class B Investor Amount on the Class A Expected Final Distribution Date and the Class B Expected Final Distribution Date, respectively, may be dependent upon the availability of Shared Principal Collections. Since the Trust, as a master trust, may issue additional Series from time to time, there can be no assurance that the issuance of additional Series or the terms of any additional Series might not have an impact on the timing of payments received by Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Series 1999-D Certificates could be significantly reduced.

                        RECEIVABLE YIELD CONSIDERATIONS

     The following table provides yield information for the nine months ended September 30, 1999 and each of the years ended December 31, 1998, 1997 and 1996. Information prior to February 20, 1998 is shown pro forma as if the Bank had purchased the Advanta Consumer Credit Card Portfolio as of the beginning of 1996.

     The historical yield figures in the table are calculated on an accrual basis. Collections on the Receivables will be on a cash basis and may not reflect the historical yield experience in the table. For example, during periods of increasing delinquencies accrual yields may exceed cash yields as amounts collected on credit card receivables lag behind amounts accrued and billed to cardholders. Conversely, as delinquencies decrease, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. Yield on both an accrual and a cash basis will be affected by numerous factors, including the finance charges on the Receivables, the amount of the annual cardholder fees and other fees and charges, changes in the delinquency rate on the Receivables, the percentage of cardholders who pay their balances in full each month and do not incur finance charges and any restrictions which may be imposed by future legislation or regulations. There can be no assurance that the revenue from finance charges and fees for the Receivables will be similar to the historical experience set forth below. See "Risk Factors" in the accompanying Prospectus.

                     REVENUE FROM FINANCE CHARGES AND FEES
                         FLEET CREDIT CARD PORTFOLIO(1)

                                           NINE MONTHS             YEAR ENDED DECEMBER 31,
                                       ENDED SEPTEMBER 30,      ------------------------------
                                              1999               1998        1997        1996
                                       -------------------      ------      ------      ------
Average Monthly Accrued Fees and
  Charges(2)(3)(4)...................        $42.10(6)          $36.07(1)   $36.99(1)   $30.12(1)
Average Account Balance(2)(5)........         2,670              2,798       2,783       2,778
Yield From Fees and Charges(3)(4)....         18.92%(6)          15.47%(1)   15.95%(1)   13.01%(1)

---------------
(1) The amounts shown, except for the nine months ended September 30, 1999, do not include revenue attributed to Interchange.

(2) Average Monthly Accrued Fees and Charges and Average Account Balance include information from both the Fleet "A" Credit Card Portfolio and Fleet "B" Credit Card Portfolio beginning on February 20, 1998. Information prior to February 20, 1998 is shown pro forma as if the Bank had purchased the Advanta Consumer Credit Card Portfolio as of the beginning of 1996. Fees, charges and account balances related to the credit card portfolio acquired by FFG as a result of the purchase of NatWest Bank, N.A. are included beginning in June, 1997.

(3) Fees and Charges for each of the years ended December 31, 1996, 1997 and 1998 are comprised of finance charges, annual cardholder fees and certain other service charges. Fees and charges for the nine months ended September 30, 1999 are comprised of finance charges, annual cardholder fees and all other service charges plus revenue attributed to Interchange.

(4) Average Monthly Accrued Fees and Charges and Yield from Fees and Charges are presented net of adjustments made pursuant to normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.

(5) Average Account Balance includes purchases, cash advances and billed and unpaid finance and other charges, and is calculated based on the average of the opening monthly account balances for accounts with balances during the periods shown.

(6) Beginning January 1, 1999 revenue from Interchange and fees not previously included have been included in fees and charges and in calculating the yield from fees and charges. For the nine months ended September 30, 1999, if fees and charges had not included revenue attributed to Interchange and the additional fees, the average monthly accrued fees and charges would have been $36.36 and the yield from fees and charges would have been 16.34%.

     The yields shown in the above table are comprised of three components: finance charges, annual cardholder fees and other service charges, such as late charges. In addition, for the nine months ended September 30, 1999 the yield includes Interchange and fees not previously included. The yield related to annual cardholder fees (on those accounts that assess such fees) and other service charges varies with the type and volume of activity in and the balance of each account. The Bank currently assesses annual cardholder fees of $10 to $50 for certain of its credit card accounts. Most accounts included in the Fleet Credit Card Portfolio and originated since March 1987 do not carry an annual cardholder fee. See "The Bank's Credit Card Activities" in the accompanying Prospectus. As account balances increase, an annual cardholder fee, which remains constant, represents a smaller percentage of the aggregate account balance.

     The increase in yields demonstrated in the above table from 1996 to 1997 is the result of actions taken by the Bank's predecessor as Seller and Servicer to improve the revenue produced by its credit card business. Several risk based repricing initiatives were implemented by Advanta National Bank in 1996 and 1997. During this period, the Bank did not implement risk based repricing initiatives in the Fleet "B" Credit Card Portfolio. In May 1997, the average percentage rate on a majority of receivables in the Advanta Consumer Credit Card Portfolio was increased on average from 200 to 300 basis points. In addition, late, overlimit and nonsufficient funds fees, cash advance fees, and certain other fees were either increased or added. Due to scaled down marketing efforts, there was also a lower percentage of teaser rate credit cards in the Advanta Consumer Credit Card Portfolio in 1997 as compared to prior years.

     The increase in yields demonstrated in the above table from December 31, 1998 to September 30, 1999 is the result of several changes implemented by the Bank. As of January 1, 1999, the Bank, in calculating fees and charges has included Interchange and service charges not previously included. Other factors affecting the increase include the Bank's continued use of risk based repricing.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Master Pooling and Servicing Agreement filed as an exhibit to the Registration Statement of which the Prospectus is a part. Pursuant to the Master Pooling and Servicing Agreement, the Seller and the Trustee may execute further supplements thereto in order to issue additional Series. See "Description of the Certificates--New Issuances" in the accompanying Prospectus. The Trustee will provide a copy of the Master Pooling and Servicing Agreement (without exhibits or schedules), including any relevant Series Supplement, to Certificateholders without charge upon written request. The following summary, together with information contained elsewhere in this Prospectus Supplement and the Prospectus, describes the material terms of the Certificates contained in the Pooling and Servicing Agreement. The following summary is qualified in its entirety by reference to the Pooling and Servicing Agreement.

GENERAL

     The Certificates and the Collateral Interest will represent undivided interests in the Trust Assets, including the right to a floating percentage (in the case of collections of Principal Receivables during the Revolving Period and in the case of collections of Finance Charge Receivables and Defaulted Receivables at all times) or a resettable fixed/floating percentage (in the case of collections of Principal Receivables during the Accumulation Period or the Rapid Amortization Period) (each, the "SERIES PERCENTAGE") of cardholder payments on the Receivables. See "--Allocation Percentages" in this Prospectus Supplement. For any Monthly Period, the portion of the Principal Receivables and any amounts on deposit in, credited to or held in the Excess Funding Account represented by the Certificates and the Collateral Interest will be equal to $600,000,000, which is the initial invested amount of the Certificates and the Collateral Interest on the Closing Date (the "INITIAL INVESTED AMOUNT"), minus the principal amount on deposit in the Principal Funding Account, minus the amount of principal payments paid to the Certificateholders and the Collateral Interest Holder and minus any unreimbursed reductions in the Invested Amount. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges" in the accompanying Prospectus and "Description of the Certificates--Allocation of Investor Default Amount" in this Prospectus Supplement.

     Each Certificate represents the right to receive monthly payments of interest for each Interest Period at the Class A Certificate Rate or Class B Certificate Rate, as applicable, from collections of Finance Charge Receivables and certain other amounts and, in certain circumstances, amounts withdrawn from the Reserve Account (provided that amounts withdrawn from the Reserve Account are only available to the Class A Certificates) and Reallocated Principal Collections, and deposits or payments of principal during the

Accumulation Period or the Rapid Amortization Period funded from Available Investor Principal Collections (including, during the Accumulation Period, certain collections of Principal Receivables otherwise allocable to other Series, to the extent such collections are not needed to make payments to or for the benefit of such other Series).

     The Seller holds the interest in the Principal Receivables and the amounts on deposit in, credited to or held in the Excess Funding Account, if any (the "SELLER AMOUNT"), not represented by the Certificates, the Collateral Interest and the certificates of and uncertificated interests in other Series, if any. The Seller holds an undivided interest in the Trust (the "SELLERS' INTEREST"), including the right to a percentage (the "SELLER PERCENTAGE") of all cardholder payments on the Receivables.

     During the Revolving Period, the Invested Amount will remain constant except in certain limited circumstances. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges" in the accompanying Prospectus and "Description of the Certificates--Allocation of Investor Default Amount" in this Prospectus Supplement. The amount of Principal Receivables, however, will vary each day as new Principal Receivables are created and others are paid. The Seller Amount will fluctuate daily, therefore, to reflect the changes in the amount of the Principal Receivables. During the Accumulation Period or the Rapid Amortization Period, the Invested Amount will decline for each Monthly Period as cardholder payments of Principal Receivables are collected and deposited in the Principal Funding Account or paid to the Certificateholders or the Collateral Interest Holder.

     The interest of the Certificateholders in the Trust will terminate following the earliest of (i) the day after the Distribution Date on which the Investor Amount is paid in full, (ii) the April 2007 Distribution Date and (iii) the termination of the Trust (the earliest of (i), (ii) and (iii) being the "SERIES 1999-D TERMINATION DATE"). All principal and interest will be due and payable no later than the Series 1999-D Termination Date. See "Description of the Certificates--Final Payment of Principal and Interest; Termination" in the accompanying Prospectus.

REGISTRATION OF CERTIFICATES

     The Certificates initially will be represented by certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). No person acquiring a beneficial interest in the Certificates (a "CERTIFICATE OWNER") will be entitled to receive a definitive certificate representing such person's interest (a "DEFINITIVE CERTIFICATE"), except in the event that Definitive Certificates are issued under the limited circumstances described in the Prospectus. Investor Certificateholders may elect to hold their Investor Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe). See "Description of the Certificates--Definitive Certificates" in the accompanying Prospectus.

INTEREST PAYMENTS

     Interest will accrue on the Certificates at the applicable Class A Certificate Rate or Class B Certificate Rate from the date of the initial issuance of the Certificates. Interest payments on the Certificates will be made on December 15, 1999 and on the 15th day of each month thereafter, or if any such day is not a Business Day, on the next succeeding Business Day (each a "DISTRIBUTION DATE"). Interest payments on the Certificates on any Distribution Date will be calculated on the outstanding principal amount of the Class A Certificates or the Class B Certificates, as applicable, as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing
Date) based upon the applicable Certificate Rate for the related Interest Period. Class A Monthly Interest and Class B Monthly Interest due but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the Class A Certificate Rate or Class B Certificate Rate, as applicable, plus 2%.

     Interest on the Class A Certificates and the Class B Certificates will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year. The Class A Certificates will bear interest at the rate of 0.22% per annum above the London interbank offered quotations for United States dollar deposits ("LIBOR") for a period of the Designated Maturity determined as set forth below (the "CLASS A CERTIFICATE RATE"). The Class B Certificates will bear interest at the rate of 0.50% per annum above

LIBOR for a period of the Designated Maturity determined as set forth below (the "CLASS B CERTIFICATE RATE").

     The "INTEREST PERIOD" for any Distribution Date will be the period from the previous Distribution Date through the day preceding such Distribution Date, except that the initial Interest Period will be the period from the Closing Date through December 14, 1999, the day preceding the initial Distribution Date. The term "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York, Providence, Rhode Island or any other state where the principal executive offices of the Bank or any Additional Seller or the Trustee are located, are authorized or obligated by law, executive order or governmental decree to be closed. The "MONTHLY PERIOD" for any Distribution Date will be the immediately preceding calendar month, except for the initial Monthly Period, which will begin on the Closing Date and end on November 30, 1999. The "RECORD DATE" for any Distribution Date will be the last Business Day of the month preceding such Distribution Date.

     The Trustee will determine LIBOR on November 1, 1999 for the period from the Closing Date through December 14, 1999, and for each Interest Period thereafter, on the second Business Day prior to the Distribution Date on which such Interest Period begins (each a "LIBOR DETERMINATION DATE") commencing with the December 1999 Distribution Date.

     "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period of the Designated Maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period of the Designated Maturity. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by the Reference Banks, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of the Designated Maturity.

     "DESIGNATED MATURITY" means, as of any LIBOR Determination Date, one month; provided, that LIBOR for the initial Interest Period will be determined by straight-line interpolation (based on the actual number of days in the period from the Closing Date through December 14, 1999) between two rates determined in accordance with the definition of LIBOR, one of which will be determined for a Designated Maturity of one month and the other of which will be determined for a Designated Maturity of two months.

     "TELERATE PAGE 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "REFERENCE BANKS" means three major banks in the London interbank market selected by the Servicer.

     The determination of LIBOR by the Trustee and the Trustee's subsequent calculation of the applicable Certificate Rate for the relevant Interest Periods shall (in the absence of manifest error) be final and binding on each Certificateholder. The Class A Certificate Rate or Class B Certificate Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Trustee at its Corporate Trust Office at
(800) 735-7777.

     On each Distribution Date, Class A Monthly Interest and Class A Monthly Interest previously due but not distributed to the Class A Certificateholders will be paid to the Class A Certificateholders from Class A Available Funds for the related Monthly Period. To the extent Class A Available Funds for such Monthly Period are insufficient to pay such interest, Excess Spread, and, if necessary, amounts designated by another Series for allocation to Series within Group One and which, pursuant to the Master Pooling and Servicing Agreement and any related supplement, are allocable to Series 1999-D ("EXCESS FINANCE CHARGES") and

Reallocated Principal Collections allocable first to the Collateral Invested Amount and then to the Class B Invested Amount will be used to make such payments.

     On each Distribution Date, Class B Monthly Interest and Class B Monthly Interest previously due but not distributed to the Class B Certificateholders will be paid to Class B Certificateholders from Class B Available Funds for the related Monthly Period. To the extent Class B Available Funds for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series 1999-D and, if necessary, Reallocated Principal Collections allocable to the Collateral Invested Amount (in each case to the extent not used to make distributions for the Class A Certificates) will be used to make such payment.

     "CLASS A AVAILABLE FUNDS" means, for any Monthly Period, an amount equal to the sum of (a) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to the Series 1999-D Certificates for such Monthly Period (including certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement), (b) the amount of Principal Funding Investment Proceeds, if any, for such Distribution Date and (c) the amount of funds, if any, to be withdrawn from the Reserve Account that, pursuant to the Series Supplement, are required to be included in Class A Available Funds for such Distribution Date.

     "CLASS B AVAILABLE FUNDS" means, for any Monthly Period, an amount equal to the Class B Floating Percentage of collections of Finance Charge Receivables allocated to the Series 1999-D Certificates for such Monthly Period (including certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement).

     "CLASS A MONTHLY INTEREST" means, for any Distribution Date, an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Class A Certificate Rate and (ii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the outstanding principal amount of the Class A Certificates at the applicable Class A Certificate Rate for the period from the Closing Date through December 14, 1999 (calculated on the basis of the actual number of days in such period and a year of 360 days).

     "CLASS B MONTHLY INTEREST" means, for any Distribution Date, an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Class B Certificate Rate and (ii) the outstanding principal amount of the Class B Certificates as of the preceding Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the outstanding principal amount of the Class B Certificates at the applicable Class B Certificate Rate for the period from the Closing Date through December 14, 1999 (calculated on the basis of the actual number of days in such period and a year of 360 days).

     "COLLATERAL AVAILABLE FUNDS" means, for any Monthly Period, an amount equal to the Collateral Floating Percentage of the collections of Finance Charge Receivables allocated to Series 1999-D (including any amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement).

     "COLLATERAL MINIMUM MONTHLY INTEREST" means, for any Distribution Date, an amount equal to one-twelfth of the product of (i) the Collateral Minimum Interest Rate and (ii) the outstanding principal amount of the Collateral Interest as of the preceding Record Date; provided, however, for the first Distribution Date, Collateral Minimum Monthly Interest will be equal to the interest accrued on the initial principal amount of the Collateral Interest at the Collateral Minimum Interest Rate for the period from and including the Closing Date through December 14, 1999.

     "COLLATERAL MINIMUM INTEREST RATE" means a rate specified in the agreement between the Bank and the Collateral Interest Holder relating to the transfer of the Collateral Interest to the Collateral Interest Holder not to exceed 9.5% per annum.

PRINCIPAL PAYMENTS

     During the period (the "REVOLVING PERIOD") that begins on the Closing Date and ends on the day before the earlier of (i) the start of the Accumulation Period, or (ii) the start of the Rapid Amortization Period, no principal payments will be made to or for the benefit of the Certificateholders or deposited into an account to be accumulated and subsequently used to pay the Certificateholders. On each Distribution Date for the Revolving Period, collections of Principal Receivables allocable to the undivided interest in the assets of the Trust represented by the Certificates and the Collateral Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections for the related Monthly Period to pay the Class A Required Amount or the Class B Required Amount, be treated as Shared Principal Collections. See "Description of the Certificates--Shared Principal Collections" in the accompanying Prospectus.

     The accumulation period for the Series 1999-D Interests (the "ACCUMULATION PERIOD") is scheduled to begin at the close of business on December 31, 2003. Subject to the conditions described in this Prospectus Supplement under "--Postponement of Accumulation Period," the beginning of the Accumulation Period may be delayed to no later than the close of business on August 31, 2004. The first principal payment will be made to the Class A Certificateholders on the earlier of the (i) October 2004 Distribution Date ("CLASS A EXPECTED FINAL DISTRIBUTION DATE") or (ii) the Distribution Date in the month following the month in which the Rapid Amortization Period begins. Principal is also expected to be paid to the Class B Certificateholders on the October 2004 Distribution Date (the "CLASS B EXPECTED FINAL DISTRIBUTION DATE"); however, if the amount on deposit in the Principal Funding Account is not sufficient to pay the Certificates in full, it will be applied first to pay the Class A Certificates. No principal will be payable to the Class B Certificateholders unless the Class A Investor Amount is paid in full or funds are available with which to make such payment in full.

     On each Distribution Date for the Accumulation Period prior to the date on which the Class A Investor Amount and the Class B Investor Amount are paid in full, an amount equal to the least of (a) Available Investor Principal Collections on deposit in the Collection Account for such Distribution Date, (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the sum of the Class A Invested Amount and the Class B Invested Amount, will be deposited in the Principal Funding Account for payment to the Class A Certificateholders and the Class B Certificateholders. Amounts deposited into the Principal Funding Account during the Accumulation Period to pay principal of the Certificates will be paid first to the Class A Certificateholders and then Class B Certificateholders, on the Class A Expected Final Distribution Date and the Class B Expected Final Distribution Date or, if earlier, the first Distribution Date in the Rapid Amortization Period.

     "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, for any Monthly Period, an amount equal to the sum of (a)(i) an amount equal to the Principal Allocation Percentage of all collections of Principal Receivables received during such Monthly Period, minus (ii) the amount of Reallocated Principal Collections for such Monthly Period used to fund the Class A Required Amount or the Class B Required Amount plus (b) any Shared Principal Collections from other Series in Group One that are allocated to Series 1999-D, plus (c) any other amounts which pursuant to the Series Supplement are to be treated as Available Investor Principal Collections for the related Distribution Date.

     On each Distribution Date for the Rapid Amortization Period until the Class A Investor Amount has been paid in full or the Series 1999-D Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the Class A Investor Amount. After payment in full of the Class A Investor Amount, the Class B Certificateholders will be entitled to receive, on each such Distribution Date, Available Investor Principal Collections until the earlier of the date the Class B Investor Amount is paid in full and the Series 1999-D Termination Date.

     "CLASS A MONTHLY PRINCIPAL" for any Distribution Date for the Accumulation Period or the Rapid Amortization Period will equal the least of (i) the Available Investor Principal Collections on deposit in the Collection Account for that Distribution Date, (ii) for each Distribution Date for the Accumulation Period (and on or prior to the Class A Expected Final Distribution Date), the Controlled Deposit Amount for such Distribution Date and (iii) the Class A Invested Amount on such Distribution Date.

     "CLASS B MONTHLY PRINCIPAL" for any Distribution Date, beginning with the first Distribution Date with respect to the Accumulation Period on which the full amount of the Class A Investor Amount is on deposit in the Principal Funding Account or has been paid to the Class A Certificateholders or, if earlier, the first Distribution Date in the Rapid Amortization Period, will equal the least of (i) the Available Investor Principal Collections on deposit in the Collection Account for that Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date), (ii) for each Distribution Date with respect to the Accumulation Period, the Controlled Deposit Amount for such Distribution Date (minus the portion of such Controlled Deposit Amount for such Distribution Date applied to Class A Monthly Principal on such Distribution Date) and (iii) the Class B Amortization Invested Amount on such Distribution Date.

     "COLLATERAL MONTHLY PRINCIPAL" means beginning with the later of the Collateral Expected Final Distribution Date and the Distribution Date on which the Class B Investor Amount is paid in full, or, if earlier, the first Distribution Date in the Rapid Amortization Period, an amount equal to the lesser of (x) Available Investor Principal Collections for that Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Distribution
Date) and (y) the Collateral Invested Amount with respect to such Distribution Date.

     "CONTROLLED ACCUMULATION AMOUNT" means (a) for any Distribution Date for the Accumulation Period, the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount divided by nine (subject to adjustment in connection with the postponement of the Accumulation Period).

     "DEFICIT CONTROLLED ACCUMULATION AMOUNT" means (a) on the first Distribution Date for the Accumulation Period the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal and Class B Monthly Principal for such Distribution Date and (b) on each subsequent Distribution Date for the Accumulation Period the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal and Class B Monthly Principal for such subsequent Distribution Date.

     "CONTROLLED DEPOSIT AMOUNT" means, for any Distribution Date relating to the Accumulation Period, an amount equal to the sum of (i) the Controlled Accumulation Amount on such Distribution Date and (ii) any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

POSTPONEMENT OF ACCUMULATION PERIOD

     Upon written notice to the Trustee, the Servicer may elect to postpone the start of the Accumulation Period and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than nine months. On each Determination Date, until the Accumulation Period begins, the Servicer will determine the "ACCUMULATION PERIOD LENGTH," which is the number of months expected to be required to fully fund the Principal Funding Account to pay the Class A Investor Amount no later than the Class A Expected Final Distribution Date and the Class B Investor Amount no later than the Class B Expected Final Distribution Date, based on (a) the monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding 12 months and (b) the amount of principal expected to be distributable to certificateholders of Series which are not expected to be in their revolving periods during the Accumulation Period. If the Accumulation Period Length is less than nine months, the Servicer may, at its option, postpone the start of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period

Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the investor interest of certain other Series that are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Accumulation Period will not be less than one month.

SUBORDINATION

     The Class B Certificateholders' Interest and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be reduced. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Collateral Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "--Allocation Percentages," "--Reallocation of Cash Flows," and "--Application of Collections--Excess Spread; Excess Finance Charges" in this Prospectus Supplement.

ALLOCATION PERCENTAGES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate among the Class A Certificates, the Class B Certificates, the Collateral Interest, the certificateholders' interest for all other Series issued and outstanding and the Sellers' Interest, all collections of Finance Charge Receivables, Principal Receivables and the Defaulted Amount for each Monthly Period. Each "MONTHLY PERIOD" will be the period from and including the first day of a calendar month to and including the last day of the calendar month (other than the initial Monthly Period which will start on the Closing Date and end on November 30, 1999).

     Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to Series 1999-D based on the Floating Allocation Percentage. The "FLOATING ALLOCATION PERCENTAGE" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is the greater of (1) the sum of (x) the total amount of the Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Closing Date) and (y) the principal amount on deposit in the Excess Funding Account as of such day and (2) the sum of the numerators used to calculate the Series Percentages for Finance Charge Receivables or Defaulted Receivables, as applicable, for all Series of certificates then outstanding; provided, however, that such ratio is subject to adjustment to give effect to designations of Additional Accounts. Such amounts so allocated will be further allocated among the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage, respectively.

     The "CLASS A FLOATING PERCENTAGE" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Class A Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the close of business on such day (or for the first Monthly Period, the Initial Invested Amount).

     The "CLASS B FLOATING PERCENTAGE" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Invested

Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the close of business on such day (or for the first Monthly Period, the Initial Invested Amount).

     The "COLLATERAL FLOATING PERCENTAGE" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Collateral Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the close of business on such day (or for the first Monthly Period, the Initial Invested Amount).

     Collections of Principal Receivables will be allocated to Series 1999-D based on the Principal Allocation Percentage. The "PRINCIPAL ALLOCATION PERCENTAGE" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) during the Accumulation Period or the Rapid Amortization Period, the Invested Amount as of the last day of the Revolving Period or if the numerator has been reduced as described below in this paragraph during an Accumulation Period and a Rapid Amortization Period begins, as of the last day of the Accumulation Period and the denominator of which is the greater of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Closing Date) and (ii) the sum of the numerators used to calculate the Series Percentages applicable to Principal Receivables for all Series outstanding as of the date as to which such determination is being made; provided, however, that during the Accumulation Period, on any date, at the option of the Servicer, the numerator of the Principal Allocation Percentage may be reduced below the numerator used in the previous Monthly Period, to an amount not less than the greater of (x) the Invested Amount as of the last day of the immediately preceding Monthly Period (less the amount of any distributions of principal deposited in the Principal Funding Account since the last day of the immediately preceding Monthly Period) and (y) an amount that if used as the numerator of the Principal Allocation Percentage for the reminder of the Accumulation Period, based on certain assumptions set forth in the Series Supplement, would assure that Available Investor Principal Collections for Series 1999-D would equal at least 125% of the Controlled Accumulation Amount for each Monthly Period for so long as the Invested Amount is greater than zero; provided further, however, that such ratio is subject to adjustment to give effect to designations of Additional Accounts.

     Such amounts allocated to Series 1999-D will be further allocated between the Class A Certificates, the Class B Certificates and the Collateral Interest based on the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Interest Percentage.

     The "CLASS A PRINCIPAL PERCENTAGE" means, for any Monthly Period, (a) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date), and the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Closing Date) and (b) after the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

     The "CLASS B PRINCIPAL PERCENTAGE" means, for any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Closing Date) and (ii) after the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

     "COLLATERAL PRINCIPAL PERCENTAGE" means, for any Monthly Period (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Invested Amount as of such day and (ii) after the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

     As used in this Prospectus Supplement, the following terms have the meanings indicated:

     "CLASS A INVESTED AMOUNT" for any date means an amount equal to (i) $489,000,000 (the "CLASS A INITIAL INVESTED AMOUNT"), minus (ii) the aggregate amount of principal payments made to the Class A Certificateholders on or prior to such date, minus (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date, and minus (iv) the principal amount on deposit in the Principal Funding Account on such date (the "PRINCIPAL FUNDING ACCOUNT BALANCE"), but not in excess of the Class A Initial Invested Amount.

     "CLASS B INVESTED AMOUNT" for any date means an amount equal to (i) $45,000,000 (the "CLASS B INITIAL INVESTED AMOUNT"), minus (ii) the aggregate amount of principal payments made to Class B Certificateholders on or prior to such date, minus (iii) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of reimbursement of Class B Investor Charge-Offs for all Distribution Dates prior to such date, minus (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Class A Required Amount with respect to such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Collateral Invested Amount), minus (v) an amount equal to the amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described under "--Allocation of Investor Default Amount," in this Prospectus Supplement, and plus (vi) the aggregate amount of Excess Spread and Excess Finance Charges allocated to Series 1999-D and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and
(v) and minus (vii) the positive difference, if any, between the Principal Funding Account Balance and the Class A Investor Amount on such date; provided, however, that the Class B Invested Amount may not be reduced below zero.

     "COLLATERAL INVESTED AMOUNT" for any date means an amount equal to (i) $66,000,000 (the "COLLATERAL INITIAL INVESTED AMOUNT", minus (ii) the aggregate amount of principal payments made with respect to the Collateral Interest prior to such date, minus (iii) the aggregate amount of Reallocated Principal Collections allocable to the Collateral Invested Amount for all prior Distribution Dates which have been used to fund the Class A Required Amount or the Class B Required Amount, minus, (iv) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under "--Allocation of Investor Default Amount" in this Prospectus Supplement, minus (v) an amount equal to the product of the Collateral Floating Percentage and the Investor Default Amount (the "COLLATERAL DEFAULT AMOUNT") with respect to any Distribution Date that is not funded out of Excess Spread and Excess Finance Charges allocated to Series 1999-D and available for such purpose on such Distribution Date, and plus (iv) the aggregate amount of Excess Spread and Excess Finance Charges allocated and available to reimburse amounts deducted pursuant to the foregoing clause (iii),
(iv) and (v); provided, however, that the Collateral Invested Amount may not be reduced below zero.

     "INVESTED AMOUNT," for any date means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount.

     "CLASS A INVESTOR AMOUNT" for any date means an amount equal to the sum of the Class A Invested Amount plus the Principal Funding Account Balance (but not in excess of the Class A Initial Invested Amount).

     "CLASS B INVESTOR AMOUNT" for any date means an amount equal to the sum of the Class B Invested Amount plus the positive difference, if any, between the Principal Funding Account Balance and the Class A Investor Amount on such date (such sum not to exceed the Class B Initial Invested Amount).

     "INVESTOR AMOUNT," for any date means an amount equal to the sum of the Class A Investor Amount, the Class B Investor Amount and the Collateral Invested Amount.

     "SERIES INVESTOR AMOUNT" for any date means an amount equal to the numerator of the Principal Allocation Percentage on such date.

REALLOCATION OF CASH FLOWS

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "CLASS A REQUIRED AMOUNT"), which will be equal to the amount, if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iv) the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee and (v) the Class A Investor Default Amount, if any, for such Distribution Date exceeds (b) the Class A Available Funds for such Distribution Date.

     If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 1999-D and available for such purpose will be used to fund the Class A Required Amount for such Distribution Date. If such Excess Spread and Excess Finance Charges are insufficient to fund the Class A Required Amount, collections of Principal Receivables allocable first to the Collateral Interest and then to the Class B Certificates for the related Monthly Period ("REALLOCATED PRINCIPAL COLLECTIONS") will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread and Excess Finance Charges allocated to Series 1999-D are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Collateral Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Distribution Date). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above). Any such reduction in the Class A Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interest in the Trust. See "--Allocation of Investor Default Amount" in this Prospectus Supplement.

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "CLASS B REQUIRED AMOUNT"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date and (iv) the Class B Servicing Fee for such Distribution Date and any unpaid Class B Servicing Fee, exceeds the Class B Available Funds for such Distribution Date and (b) the Class B Investor Default Amount for such Distribution Date.

     If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 1999-D not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charges available to fund the remaining Class B Required Amount with respect to such Distribution Date are insufficient to pay the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest not required to pay the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections allocable to the Collateral Interest are insufficient to fund the remaining Class B Required Amount, then the Collateral Invested Amount remaining after any adjustments made for the benefit of the Class A Certificateholders will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such Distribution Date). In the event that such a reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Collateral Invested Amount). Any such reduction in the Class B Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class B Certificateholders. In such case, the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Allocation of Investor Default Amount" in this Prospectus Supplement.

     Reductions of the Class A Invested Amount or Class B Invested Amount will thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount increased to the extent of Excess Spread and Excess Finance Charges available for such purposes on each Distribution Date. See "--Application of Collections--Excess Spread; Excess Finance Charges" in this Prospectus Supplement. When such reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of the Collateral Invested Amount will be reimbursed until reimbursed in full in a similar manner.

APPLICATION OF COLLECTIONS

     Application of Collections to the Collection Account. Except under the conditions described in the accompanying Prospectus under "Description of the Certificates--Application of Collections," the Servicer will apply, or will instruct the Trustee to apply, on or prior to the close of business on the second Business Day following the date of processing of any collections, all collections and other funds to be deposited into the Collection Account that are allocated to the Certificates and the Collateral Interest as follows:

        (1) during the Revolving Period, an amount equal to the Floating Allocation Percentage of the collections of Finance Charge Receivables processed on such date will be allocated to the Series 1999-D Holders, and of that allocation, the following amounts will be deposited and retained in the Collection Account: (A) prior to the LIBOR Determination Date occurring in the current Monthly Period, the entire amount of such allocation and (B) on and after such LIBOR Determination Date, the difference between (x) Monthly Interest for the related Distribution Date (plus, if the Bank is not the Servicer, the Monthly Servicing Fee for such Monthly Period) and
     (y) the amounts previously deposited in the Collection Account for such Monthly Period pursuant to this clause (1);

        (2) during the Accumulation Period or Rapid Amortization Period, an amount equal to the Floating Allocation Percentage of the collections of Finance Charge Receivables processed on such date will be allocated to the Series 1999-D Holders and deposited and retained in the Collection Account;

        (3) during the Revolving Period, an amount equal to the Principal Allocation Percentage of collections of Principal Receivables processed on such date will be allocated to the Series 1999-D Holders and first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, to other Series in Group One on the related Distribution Date, and second paid to the holders of the Seller Certificates; provided that such amount will be paid to the holders of the Seller Certificates only if the Seller Amount is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and otherwise will be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and the remainder will be paid to the holders of the Seller Certificates;

        (4) during the Accumulation Period, an amount equal to the Principal Allocation Percentage of collections of Principal Receivables processed on such date (for any such date, a "PERCENTAGE ALLOCATION") will be allocated to the Series 1999-D Holders and deposited and retained in the Collection Account; provided, however, that if the sum of such Percentage Allocations with respect to the same Monthly Period exceeds the Controlled Deposit Amount for the related Distribution Date (or the Collateral Invested Amount on the Collateral Expected Final Distribution Date), then such excess shall not be treated as a Percentage Allocation and shall be first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, and second paid to the holders of the Seller Certificates only if the Seller Amount on such Date of Processing is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and otherwise will be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and the remainder will be paid to the holders of the Seller Certificates; and

        (5) during the Rapid Amortization Period, an amount equal to the Principal Allocation Percentage of the collections of Principal Receivables processed on such date will be allocated to the Series 1999-D Holders and deposited and retained in the Collection Account; provided, however, that after the date on which an amount of such collections equal to the Invested Amount has been deposited into the Collection Account and allocated to the Series 1999-D Holders, such amount in excess of the Invested Amount will be first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, and second paid to the holders of the Seller Certificates only if the Seller Amount is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and otherwise will be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and the remainder will be paid to the holders of the Seller Certificates.

     Withdrawals from Series Accounts. On or before each Distribution Date, the Servicer will direct the Trustee to make the following withdrawals from the following Series Accounts:

        (1) on each Distribution Date all Principal Funding Investment Proceeds then on deposit in the Principal Funding Account will be withdrawn from the Principal Funding Account and deposited into the Collection Account for distribution as a portion of Class A Available Funds for such Distribution Date;

        (2) on each Distribution Date after the Reserve Account Funding Date, all net investment income accrued since the preceding Distribution Date on funds on deposit in the Reserve Account will be retained in the Reserve Account (to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount) and the balance, if any, will be deposited in the Collection Account for distribution as collections of Finance Charge Receivables allocable to the Certificateholders and the Collateral Interest Holder; and

        (3) on or before each Distribution Date for the Accumulation Period and on the first Distribution Date for the Rapid Amortization Period, if applicable, an amount equal to the lesser of (a) the Available Reserve Account Amount for such Distribution Date and (b) the excess, if any, of a portion of the Class A Monthly Interest determined in accordance with the Series Supplement over the Principal Funding Investment Proceeds for such Distribution Date (provided, that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date) will be withdrawn from the Reserve Account and deposited in the Collection Account for distribution as a portion of Class A Available Funds for such Distribution Date.

     Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds (see "--Interest Payments" above) in the following priority:

        (A) On each Distribution Date, an amount equal to the Class A Available Funds for such Distribution Date will be withdrawn from the Collection Account and distributed in the following priority:

           (1) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to Class A Monthly Interest that was due but not paid to the Class A Certificateholders on a prior Distribution Date at a rate equal to the Class A Certificate Rate plus 2% per annum ("CLASS A ADDITIONAL INTEREST"), and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date will be distributed to the Class A Certificateholders;

           (2) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

           (3) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

           (4) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

        (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be withdrawn from the Collection Account and distributed in the following priority:

           (1) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any additional interest with respect to Class B Monthly Interest that was due but not paid to the Class B Certificateholders on a prior Distribution Date at a rate equal to the Class B Certificate Rate plus 2% per annum ("CLASS B ADDITIONAL INTEREST"), and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date will be distributed to the Class B Certificateholders;

           (2) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

           (3) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

        (C) On each Distribution Date, an amount equal to the Collateral Available Funds with respect to such Distribution Date will be withdrawn from the Collection Account and distributed in the following priority:

           (1) if the Bank or the Trustee is no longer the Servicer, an amount equal to the Collateral Servicing Fee for such Distribution Date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

           (2) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

     "EXCESS SPREAD" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (A)(4) above, clause (B)(3) above and clause (C)(2) immediately above.

     Excess Spread; Excess Finance Charges. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 1999-D with respect to the related Monthly Period to make the following distributions in the following priority:

        (1) an amount equal to any deficiency pursuant to clauses (A)(1), (2) and (3) above under "--Payment of Interest, Fees and Other Items" will be used to fund such deficiency, provided, that in the event such deficiency exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 1999-D, such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due on such Distribution Date pursuant to clause (A)(1) above under "--Payment of Interest, Fees and Other Items," second to pay the Class A Servicing Fee pursuant to clause (A)(2) above under "--Payment of Interest, Fees and Other Items" and third to pay the Class A Investor Default Amount for such Distribution Date pursuant to clause (A)(3) above under "--Payment of Interest, Fees and Other Items;"

        (2) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "--Payments of Principal" below;

        (3) an amount equal to any deficiency pursuant to clauses (B)(1) and 2) above under "--Payment of Interest, Fees and Other Items" will be used to fund such deficiency, provided, that in the event such deficiency for such Distribution Date exceeds the remaining amount of Excess Spread and Excess Finance Charges allocated to Series 1999-D, such Excess Spread and Excess Finance Charges will be applied first to pay amounts due with respect to such Distribution Date pursuant to clause (B)(1) above under "--Payment of Interest, Fees and Other Items," and second to pay the Class B Servicing Fee pursuant to clause (B)(2) above under "--Payment of Interest, Fees and Other Items";

        (4) an amount equal to the Class B Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "--Payments of Principal" below;

        (5) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Investor Principal Collections for such Distribution Date;

        (6) an amount equal to Collateral Minimum Monthly Interest for such Distribution Date, plus the amount of any Collateral Minimum Monthly Interest previously due but not paid to the Collateral Interest Holder on a prior Distribution Date, plus any additional interest with respect to Collateral Minimum Monthly Interest that was due but not paid to the Collateral Interest Holder on a prior Distribution Date at a rate equal to the Collateral Minimum Interest Rate ("COLLATERAL ADDITIONAL INTEREST"), and any Collateral Additional Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date will be distributed to the Collateral Interest Holder;

        (7) an amount equal to the Collateral Servicing Fee for such Distribution Date (or if neither the Bank nor the Trustee is the Servicer, the amount of any Collateral Servicing Fee due but not paid from Collateral Available Funds) and the amount of any Collateral Servicing Fee due but not paid to the Servicer on a prior Distribution Date will be paid to the Servicer;

        (8) an amount equal to the Collateral Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date;

        (9) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Collateral Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Investor Principal Collections for such Distribution Date;

        (10) an amount up to the excess, if any, of the Required Reserve Account Amount over the principal amount on deposit in the Reserve Account will be deposited in the Reserve Account; and

        (11) the balance, if any, will be distributed to the Collateral Interest Holder.

     Reallocated Principal Collections. On or before each Distribution Date after giving effect to the distributions above under "--Excess Spread; Excess Finance Charges," the Trustee, acting pursuant to the Servicer's instructions, will apply Reallocated Principal Collections for the related Monthly Period to make the following distributions in the following priority:

        (1) if the amount of Excess Spread and Excess Finance Charges allocated to Series 1999-D for the related Monthly Period is less than the Class A Required Amount, Reallocated Principal Collections, up to the amount of such deficiency, will be withdrawn from the Collection Account and distributed to fund such deficiency in the order of priority set forth in clause (1) above under "--Excess Spread; Excess Finance Charges";

        (2) if the amount of Excess Spread and Excess Finance Charges allocated to Series 1999-D for the related Monthly Period and not required to fund the Class A Required Amount or reimburse Class A Investor Charge-Offs is less than the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest not required to fund the Class A Required Amount, up to the amount of such deficiency, will be withdrawn from the Collection Account and distributed to fund such deficiency in the order of priority set forth in clauses (3) and (4) above under "--Excess Spread; Excess Finance Charges."

     Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) in the following priority:

        (1) on each Distribution Date for the Revolving Period, all the Available Investor Principal Collections, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the accompanying Prospectus;

        (2) on each Distribution Date for the Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

           (i) an amount equal to Class A Monthly Principal will, during the Accumulation Period, be deposited in the Principal Funding Account for payment to the Class A Certificateholders on each Distribution Date beginning on the earlier to occur of the Class A Expected Final Distribution Date or the first Distribution Date for the Rapid Amortization Period and, will, during the Revolving Period, be paid to the Class A Certificateholders;

           (ii) after giving effect to the distribution referred to in clause
        (i) above, an amount equal to the Class B Monthly Principal will, during the Accumulation Period, be deposited in the Principal Funding Account for payment to the Class B Certificateholders on each Distribution Date beginning on the earlier to occur of the Class B Expected Final Payment Date (but only if the

        Class A Investor Amount is paid in full on such date) and the first Distribution Date for the Rapid Amortization Period on which the Class A Investor Amount is paid in full and, will during the Revolving Period, be paid to the Class B Certificateholders;

           (iii) after giving effect to the distributions referred to in clauses
        (i) and (ii) above, an amount equal to Collateral Monthly Principal will be paid to the Collateral Interest Holder on each Distribution Date beginning on the earlier to occur of the Collateral Expected Final Distribution Date (but only if the Class B Investor Amount is paid in full on or prior to such date) and the first Distribution Date for the Rapid Amortization Period on which the Class B Investor Amount is paid in full; and

           (iv) the balance, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the accompanying Prospectus.

     The "COLLATERAL EXPECTED FINAL DISTRIBUTION DATE" is November 15, 2004.

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the Series Supplement, the Servicer will establish and maintain the principal funding account as a segregated trust account held for the benefit of the Class A Certificateholders and the Class B Certificateholders (the "PRINCIPAL FUNDING ACCOUNT"). During the Accumulation Period the Trustee at the direction of the Servicer will transfer Available Investor Principal Collections to the Principal Funding Account as described under "--Application of Collections--Payments of Principal" in this Prospectus Supplement.

     Funds on deposit in the Principal Funding Account will be invested by the Trustee at the direction of the Servicer in Eligible Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "PRINCIPAL FUNDING INVESTMENT PROCEEDS") will be included in Class A Available Funds for each Distribution Date.

RESERVE ACCOUNT

     Pursuant to the Series Supplement, the Servicer will establish and maintain the reserve account as a segregated trust account held for the benefit of the Class A Certificateholders (the "RESERVE ACCOUNT"). The Reserve Account is established to assist with the subsequent distribution of interest on the Class A Certificates during the Accumulation Period. With respect to each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 1999-D (to the extent described above under "--Application of Collections--Excess Spread; Excess Finance Charges") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount).

     The "RESERVE ACCOUNT FUNDING DATE" will be the Distribution Date for the Monthly Period which begins no later than three months prior to the Monthly Period in which, as of the related Determination Date, the Accumulation Period is scheduled to begin.

     The "REQUIRED RESERVE ACCOUNT AMOUNT" for any Distribution Date on or after the Reserve Account Funding Date will be equal to (a) the product of (i) 0.5% of the Class A Investor Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date) and (ii) a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Accumulation Period as of such date, and the denominator of which is nine, provided, that if such numerator is one, the Required Reserve Account Amount will be zero, or (b) any other amount designated by the Seller, provided, that if such designation is of a lesser amount, the Seller shall have provided the Servicer and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur.

     On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and will pay such amount to the Collateral Interest Holder.

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account with respect to any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of Finance Charge Receivables allocable to Series 1999-D.

     On the Determination Date before each Distribution Date for the Accumulation Period and on the first Distribution Date for the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds in an amount equal to the lesser of (a) the Available Reserve Account Amount for such Distribution Date and (b) the excess, if any, of a portion of the Class A Monthly Interest determined in accordance with the Pooling and Servicing Agreement over the Principal Funding Investment Proceeds for such Distribution Date; provided, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "AVAILABLE RESERVE ACCOUNT AMOUNT") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

     The Reserve Account will be terminated following the earliest to occur of
(a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the Class A Investor Amount is paid in full and
(c) if the Accumulation Period has not begun, the occurrence of a Pay Out Event or, if the Accumulation Period has begun, the earlier of the first Distribution Date with respect to the Rapid Amortization Period and the Class A Expected Final Distribution Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.

PAIRED SERIES

     The Series 1999-D Certificates are subject to being paired with one or more later issued Series (each, a "PAIRED SERIES") on or after the commencement of the Accumulation Period or the Rapid Amortization Period. A Paired Series may be pre-funded with an initial deposit to a funding account or may have a variable principal amount. Any such funding account will be held for the benefit of such Paired Series and not for the benefit of the holders of the Series 1999-D Certificates. Upon payment in full of the Series 1999-D Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate investor amount of such Paired Series will have been increased by an amount up to an aggregate amount equal to the Investor Amount. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the accompanying Prospectus.

     There can be no assurance that the terms of any Paired Series might not have an impact on the calculation of the Series Percentage or the timing or amount of payments received by a Certificateholder. The full extent by which the timing or amount of payments received by a holder of a Series 1999-D Certificate may be affected will be dependent on a number of factors and will not be readily determinable by the change that may occur in the Series Percentage.

SHARED COLLECTIONS OF PRINCIPAL RECEIVABLES

     To the extent that collections of Principal Receivables allocated to the Series 1999-D are not needed to make payments to or for the benefit of the Certificateholders or the Collateral Interest Holder, such collections may be applied to cover principal payments due to or for the benefit of other Principal Sharing Series in Group One. Any such application of collections will not result in a reduction of the Invested Amount of the Series 1999-D Certificates or the Collateral Interest.

     Similarly, certain collections of Principal Receivables allocated to other Principal Sharing Series in Group One, to the extent such collections are not needed to make payments to or for the benefit of the holders of the certificates and other interests of such other Series ("SHARED PRINCIPAL COLLECTIONS"), will be applied, if necessary, to cover payments of principal due to holders of the Series 1999-D Certificates during the Accumulation Period. There can be no assurance that such Shared Principal Collections will be available to cover payments of principal or deposits due on any Distribution Date for the Accumulation Period. If no such Shared Principal Collections were available to the Certificates, the Class A Investor Amount might not be paid in full by the Class A Expected Final Distribution Date and the Class B Investor Amount might not be paid in full by the Class B Expected Final Distribution Date. Such Shared Principal Collections may also be allocated to other Series either currently outstanding or to be issued by the Trust in the future. To the extent such Shared Principal Collections are allocated to other Series, the pro rata share of such Shared Principal Collections allocated to Series 1999-D will be reduced.

ALLOCATION OF INVESTOR DEFAULT AMOUNT

     On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "INVESTOR DEFAULT AMOUNT" means, for any Distribution Date an amount equal to the product of (i) the Defaulted Amount for the related Monthly Period and (ii) the Floating Allocation Percentage for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "CLASS A INVESTOR DEFAULT AMOUNT") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "CLASS B INVESTOR DEFAULT AMOUNT") in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder (the "COLLATERAL DEFAULT AMOUNT") on each Distribution Date in an amount equal to the product of the Collateral Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

     An amount equal to the Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charges allocated to Series 1999-D and Reallocated Principal Collections and applied as described above under "--Application of Collections--Payment of Interest, Fees and Other Items," "--Application of Collections--Excess Spread; Excess Finance Charges" and "--Reallocation of Cash Flows."

     An amount equal to the Class B Investor Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 1999-D and Reallocated Principal Collections allocable to the Collateral Invested Amount and applied as described above under "--Application of Collections--Excess Spread; Excess Finance Charges" and "--Reallocation of Cash Flows."

     An amount equal to the Collateral Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 1999-D as described above under "--Application of Collections--Excess Spread; Excess Finance Charges."

     On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 1999-D and Reallocated Principal Collections, the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above (a "CLASS A INVESTOR CHARGE-OFF"), which may have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 1999-D and available for such purpose as described above under "--Application of Collections--Excess Spread; Excess Finance Charges."

     On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 1999-D and not required to pay the Class A Required Amount and Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of such excess. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date (a "CLASS B INVESTOR CHARGE-OFF"), which may have the effect of slowing or reducing the return of principal to the Class B Certificateholders. If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 1999-D and available for such purpose as described above under "--Application of Collections--Excess Spread; Excess Finance Charges."

OPTIONAL REPURCHASE

     On any date occurring on or after the date that the Investor Amount is reduced to 5% or less of the Initial Invested Amount, the Seller will have the option (to be exercised in its sole discretion) to repurchase the Certificates. The purchase price of the Certificates and the Collateral Interest will be equal to the Invested Amount on such Distribution Date on which such purchase occurs (if the purchase is on a Distribution Date and, if not, the Invested Amount for the Distribution Date following such repurchase) plus, in each case, accrued and unpaid interest on the Certificates plus accrued and unpaid interest on the Collateral Interest. Following any such repurchase, the Certificateholders will have no further rights with respect to the Receivables; provided, however, that such repurchase in no way impacts the Certificateholders' rights under the federal securities law.

     Any such optional repurchase may result in an early repayment of the Certificateholders' investment without any prepayment penalty and there can be no assurance that a Certificateholder will be able to invest such early repayment amount at a similar rate of return.

PAY OUT EVENTS

     The Revolving Period will continue through the close of business on December 31, 2003 (or such later date resulting from postponement of the Accumulation Period), unless a Pay Out Event occurs prior to such date. A "PAY OUT EVENT" for Series 1999-D refers to any of the following events, which are applicable only to Series 1999-D (although other Series may have similar or identical pay out events):

        (a) failure on the part of the Seller (i) to make any payment or deposit on the date required under the Pooling and Servicing Agreement on or before the date occurring five Business Days after the date such payment or deposit is required to be made; or (ii) duly to observe or perform in any material respect any other covenants or agreements of the Seller in the Pooling and Servicing Agreement, which failure has a material adverse effect on the Series 1999-D Holders (which determination will be made without reference to whether any funds are available pursuant to any credit enhancement) and continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by Series 1999-D Holders aggregating not less than 50% of the outstanding principal balance of the Series 1999-D Interests;

        (b) any representation or warranty made by the Seller in the Pooling and Servicing Agreement or any information required to be given by the Servicer on behalf of the Seller to identify the Accounts proves to have been incorrect in any material respect when made or delivered and continues to be incorrect in any material respect for a period of 60 days after written notice of such failure shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by holders of the Certificates aggregating not less than 50% of the outstanding principal balance of the Certificates and as a result the interests of the Certificateholders are materially and adversely affected (which determination shall be made, for so long as the Collateral Invested Amount is greater than zero without reference to whether any funds are available pursuant to any credit enhancement); provided, however, that a Pay Out Event shall not be deemed to have occurred with respect to this subparagraph (b) if the Seller has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Pooling and Servicing Agreement;

        (c) with respect to the end of any Monthly Period (i) with respect to which the Seller Amount is less than the Required Seller Amount, the failure of the Seller to convey Receivables in Additional Accounts to the Trust on or prior to the tenth Business Day following the related Determination Date such that the Seller Amount is at least equal to the Required Seller Amount or (ii) with respect to which the aggregate Principal Receivables are less than the Required Principal Balance, the failure of the Seller to convey Receivables in Additional Accounts to the Trust on or prior to the tenth Business Day following the related Determination Date such that the aggregate Principal Receivables are at least equal to the Required Principal Balance;

        (d) the Net Portfolio Yield averaged over three consecutive Monthly Periods is less than the Base Rate averaged over such period;

        (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders (which determination shall be made, for so long as the Collateral Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any credit enhancement); or

        (f) the Class A Investor Amount is not paid in full on the Class A Expected Final Distribution Date or the Class B Investor Amount is not paid in full on the Class B Expected Final Distribution Date or the Collateral Invested Amount shall not be paid in full on the Collateral Expected Final Distribution Date.

     A Pay Out Event for all Series refers to any of the following events, which are applicable to Series 1999-D and other Series:

        (g) an Insolvency Event relating to any Seller (including any Additional Seller);

        (h) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

        (i) the inability of any Seller (including any Additional Seller) for any reason to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement.

     In the case of any event described in subparagraphs (a), (b) or (e), a Pay Out Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, the Trustee or Series 1999-D Holders evidencing undivided interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 1999-D Interests, by written notice to the Seller and the Servicer (and to the Trustee if given by the Series 1999-D Holders), declare that a Pay Out Event has occurred with respect to Series 1999-D and in the case of any event described in subparagraphs (c), (d), (f), (g), (h), or
(i), a Pay Out Event will be deemed to have occurred without any notice or other action on the part of the Trustee, or the Series 1999-D Holders immediately upon the occurrence of such event. Upon the occurrence of a Pay Out Event, the Rapid Amortization Period will commence. In such event, distributions of principal to the Certificateholders in the priority provided for above will begin on the first Distribution Date following the month in which the Pay Out Event occurred.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the Servicing Fee allocable to the Series 1999-D Interests for any Distribution Date (the "MONTHLY SERVICING FEE") will be equal to one-twelfth of the product of (a) 2% (the "SERVICING FEE RATE") and (b) the Invested Amount as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (b) is referred to as the "SERVICING BASE AMOUNT"); provided, however, with respect to the first Distribution Date, the Monthly Servicing Fee will be $375,000.

     The share of the Monthly Servicing Fee allocable to the Class A Certificateholders for any Distribution Date (the "CLASS A SERVICING FEE") will be equal to one-twelfth of the product of (a) the Class A Floating Percentage,
(b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that for the first Distribution Date, the Class A Servicing Fee will be $305,625. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders for any Distribution Date (the "CLASS B SERVICING FEE") will be equal to one-twelfth of the product of (a) the Class B Floating Percentage,
(b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that for the first Distribution Date, the Class B Servicing Fee will be $28,125. The share of the Servicing Fee allocable to the Collateral Interest Holder for any Distribution Date (the "COLLATERAL SERVICING FEE") will be equal to one-twelfth of the product of (a) the Collateral Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that for the first Distribution Date, the Collateral Servicing Fee will be $41,250. The Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution as described under "--Application of Collections--Payment of Interest, Fees and Other Items" and "--Excess Spread; Excess Finance Charges" in this Prospectus Supplement.

                        FEDERAL INCOME TAX CONSEQUENCES

     Based on the application of existing law to the facts as set forth in the Pooling and Servicing Agreement and other relevant documents, Orrick, Herrington & Sutcliffe LLP, special counsel to the Bank ("SPECIAL TAX COUNSEL"), is of the opinion that the Certificates will properly be treated as indebtedness for federal income tax purposes. See "Federal Income Tax Consequences" in the accompanying Prospectus.

                              ERISA CONSIDERATIONS

GENERAL

     Subject to the considerations described below and in the accompanying Prospectus, the Class A Certificates may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE")(each, a "PLAN"). Any Plan fiduciary that proposes to cause a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the accompanying Prospectus.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "PARTIES IN INTEREST") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

CLASS A CERTIFICATES

     The U.S. Department of Labor (the "DOL") has issued an individual exemption, Prohibited Transaction Exemption 99-39 (Exemption Application No. D-10643), 64 Fed. Reg. 191 (October 4, 1999), to the Seller (the "EXEMPTION") relating to (1) the initial purchase, the holding and the subsequent resale by Plans of senior certificates representing an undivided interest in a credit card trust with respect to which the Seller is the sponsor; and (2) the servicing, operation and management of such trust, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by, on behalf of, or with "plan assets" of a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

        (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for such Class A Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

        (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition in one of the two highest generic rating categories from a Rating Agency, provided that, notwithstanding such rating, credit support is provided to the Class A Certificates through a senior-subordinated structure or other form of third-party credit support which, at a minimum, represents 5% of the outstanding principal balance of the Class A Certificates at the time of such acquisition;

        (4) The Trustee is not an affiliate of the Underwriters, the Seller, the Servicer, any obligor whose receivables constitute more than 0.5% of the fair market value of the aggregate undivided interest in the Trust allocated to Series 1999-D, or any of their respective affiliates (the "RESTRICTED GROUP");

        (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Class A Certificates; the consideration received by the Seller as a consequence of the assignment of Receivables to the Trust, to the extent allocable to the Class A Certificates, represents not more than the fair market value of such Receivables; and the sum of all payments made to and retained by the Servicer, to the extent allocable to the Class A Certificates, represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

        (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended;

        (7) The Trustee is a substantial financial institution or trust company experienced in trust activities, is familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA and, as the legal owner of (or holder of a perfected security interest in) the Receivables, enforces all the rights created in favor of the Certificateholders, including Plans;

        (8) Prior to the issuance of any new Series, confirmation is received from the Rating Agencies that such issuance will not result in the reduction or withdrawal of the then current rating of the Class A Certificates held by any Plan pursuant to the Exemption;

        (9) To protect against fraud, chargebacks or other dilution of the Receivables, the Pooling and Servicing Agreement and the Rating Agencies require the Seller to maintain a Sellers' Interest of not less than 2% of the principal balance of the receivables contained in the Trust;

        (10) Each Receivable is an Eligible Receivable, based on criteria of the Rating Agencies and as specified in the Pooling and Servicing Agreement, and the Pooling and Servicing Agreement requires that any change in the terms of the cardholder agreements must be made applicable to the comparable segment of accounts owned or serviced by the Seller which are part of the same program or have the same or substantially similar characteristics;

        (11) The Pooling and Servicing Agreement limits the number of newly originated Accounts to be designated to the Trust, unless the Rating Agencies otherwise consent in writing, to the following: (a) with respect to any three-month period commencing in January, April, July and October of each calendar year, 15% of the number of existing Accounts designated to the Trust as of the first day of the calendar year during which such monthly period commenced, and (b) with respect to any calendar year, 20% of the number of existing Accounts designated to the Trust as of the first day of such calendar year;

        (12) The Pooling and Servicing Agreement requires the Seller to deliver an opinion of counsel confirming the validity and perfection of the transfer of Receivables in newly originated Accounts to the Trust for each interim addition; and

        (13) The Pooling and Servicing Agreement requires the Seller and the Trustee to receive confirmation from each Rating Agency that such Rating Agency will not reduce or withdraw its then current rating of the Class A Certificates as a result of (a) an addition of Accounts that is required to be made because either the Seller Amount is less than the Required Seller Amount or the Principal Receivables are less than the Required Principal Balance, and such addition exceeds the limits set forth in paragraph 11 above, or (b) a restricted addition of Accounts made at the discretion of the Seller as described in the accompanying Prospectus under the caption "Description of the Certificates--Addition of Accounts--Conditions to Required and Restricted Additions."

     The Trust also must meet the following requirements:

        (a) The corpus of the Trust must consist only of Receivables of the type which have been included in other investment pools;

        (b) Certificates evidencing interests in such other investment pools have been rated in one of the two highest generic rating categories by at least one of the Rating Agencies for at least one year prior to the Plan's acquisition of the Class A Certificates; and

        (c) Certificates evidencing an interest in such other investment pools have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Class A Certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire the Class A Certificates if the fiduciary (or its affiliate) is an obligor on the Receivables held in the Trust, provided that, among other requirements: (a) in the case of an acquisition in connection with the initial issuance of the Class A Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to 0.5% or less of the fair market value of the obligations contained in the Trust; (c) the plan's investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding after the acquisition; and (d) no more than 25% of the asset of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Seller believes that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption, other than those within the control of the investors, will be met.

CLASS B CERTIFICATES

     The DOL has designated the Exemption an "underwriter exemption." As a result, an insurance company investing solely assets of its general account may be able to acquire and hold the Class B Certificates, provided that (i) Class A Certificates are eligible for relief under the Exemption and (ii) such acquisition and holding satisfies the conditions applicable under Sections I and III of PTCE 95-60. Accordingly, the Class B Certificates may not be acquired or held by, on behalf of, or with "plan assets" of any Plan, other than an insurance company investing assets of its general account. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that either (i) it is not and will not be a Plan or
(ii) it is an insurance company, it acquired and will hold the Class B Certificates solely with assets of its general account, and such acquisition and holding satisfies the conditions applicable under Sections I and III of PTCE 95-60. See "--Class A Certificates" above and "ERISA Considerations" in the accompanying Prospectus.

CONSULTATION WITH COUNSEL

     In light of the foregoing, fiduciaries or other persons contemplating purchasing the Certificates on behalf of or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules, in the case of the Class A Certificates, under the Exemption or, in the case of the Class B Certificates and only with respect to an insurance company general account investor, the Exemption and Sections I and III of PTCE 95-60.

     Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in the accompanying Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A Certificates and the Class B Certificates, the "UNDERWRITING AGREEMENT," the Bank has agreed to sell to the underwriters named below (the "CLASS A UNDERWRITERS"), and each of the Class A Underwriters has agreed to purchase from the Bank, the principal amount of Class A Certificates set forth opposite its name below:

                                                              PRINCIPAL AMOUNT OF
CLASS A UNDERWRITERS                                          CLASS A CERTIFICATES
--------------------                                          --------------------
Salomon Smith Barney Inc. ..................................      $122,250,000
Credit Suisse First Boston Corporation......................      $122,250,000
Lehman Brothers Inc. .......................................      $122,250,000
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................      $122,250,000
                                                                  ------------
             Total..........................................      $489,000,000
                                                                  ============

     The Seller has been advised by the Class A Underwriters that the Class A Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of 0.165% of the principal amount of the Class A Certificates. The Class A Underwriters may allow and such dealers may reallow a concession not in excess of 0.100% of the principal amount of the Class A Certificates to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Bank has agreed to sell to the underwriters named below (the "CLASS B UNDERWRITERS" and together with the Class A Underwriters, the "UNDERWRITERS"), and each of the Class B Underwriters has agreed to purchase from the Bank, the principal amount of Class B Certificates set forth opposite its name below:

                                                              PRINCIPAL AMOUNT OF
CLASS B UNDERWRITERS                                          CLASS B CERTIFICATES
--------------------                                          --------------------
Salomon Smith Barney Inc. ..................................      $22,500,000
Lehman Brothers Inc. .......................................      $22,500,000
                                                                  -----------
          Total.............................................      $45,000,000
                                                                  ===========

     The Seller has been advised by the Class B Underwriters that the Class B Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of 0.195% of the principal amount of the Class B Certificates. The Class B Underwriters may allow and such dealers may reallow a concession not in excess of 0.120% of the principal amount of the Class B Certificates to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     The Underwriters will be compensated as set forth in the following table:

                                                 UNDERWRITERS'       AMOUNT
                                                 DISCOUNTS AND     PER $1,000       TOTAL
                                                  COMMISSIONS     OF PRINCIPAL      AMOUNT
                                                 -------------    ------------    ----------
Class A Certificates...........................      0.275%          $2.75        $1,344,750
Class B Certificates...........................      0.325%          $3.25        $  146,250
                                                                                  ----------
                                                                                  $1,491,000
                                                                                  ==========

     Additional offering expenses are estimated to be $700,000. The Underwriters have agreed to reimburse the Seller for certain expenses of the issuance and distribution of the Certificates.

     The Seller has agreed that it will indemnify the Underwriters against certain liabilities, including liabilities under the Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 and the Public Offers of Securities Regulations 1995 (the "REGULATIONS") with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on; and (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is of a kind described either in
Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Bank nor the Underwriters represents that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Seller by Linda Morris, Esq., Vice President, Secretary and General Counsel, Fleet Bank (RI), National Association, and by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., special counsel to the Seller. In addition certain legal matters, including matters related to Rhode Island law, will be passed upon for the Seller by Edwards & Angell, Boston, Massachusetts. Certain legal matters relating to the federal tax consequences of such issuance will be passed upon for the Seller by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Certain matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Mayer, Brown & Platt, Chicago, Illinois.

                            INDEX OF PRINCIPAL TERMS

Accumulation Period...............     S-26
Accumulation Period Length........     S-27
Act...............................     S-11
Additional Accounts...............     S-15
Advanta...........................     S-15
Available Investor Principal
  Collections.....................     S-26
Available Reserve Account
  Amount..........................     S-38
Bank..............................     S-11
Base Rate.........................     S-19
Business Day......................     S-24
Certificate Owner.................     S-23
Certificateholders................     S-11
Certificates......................     S-11
Class A Additional Interest.......     S-34
Class A Available Funds...........     S-25
Class A Certificate Rate..........     S-23
Class A Certificateholders........     S-11
Class A Certificates..............     S-11
Class A Expected Final
  Distribution Date...............  S-19, S-26
Class A Floating Percentage.......     S-28
Class A Initial Invested Amount...     S-30
Class A Invested Amount...........     S-30
Class A Investor Amount...........     S-31
Class A Investor Charge-Off.......     S-40
Class A Investor Default Amount...     S-39
Class A Monthly Interest..........     S-25
Class A Monthly Principal.........     S-27
Class A Principal Percentage......     S-29
Class A Required Amount...........     S-31
Class A Servicing Fee.............     S-42
Class A Underwriters..............     S-45
Class B Additional Interest.......     S-34
Class B Available Funds...........     S-25
Class B Certificate Rate..........     S-24
Class B Certificateholders........     S-11
Class B Certificates..............     S-11
Class B Expected Final
  Distribution Date...............  S-19, S-26
Class B Floating Percentage.......     S-28
Class B Initial Invested Amount...     S-30
Class B Invested Amount...........     S-30
Class B Investor Amount...........     S-31
Class B Investor Charge-Off.......     S-40
Class B Investor Default Amount...     S-39
Class B Monthly Interest..........     S-25
Class B Monthly Principal.........     S-27
Class B Principal Percentage......     S-29
Class B Required Amount...........     S-31
Class B Servicing Fee.............     S-42
Class B Underwriters..............     S-46
Closing Date......................     S-11
Code..............................     S-42
Collateral Additional Interest....     S-35
Collateral Available Funds........     S-25
Collateral Default Amount.........  S-30, S-39
Collateral Expected Final
  Distribution Date...............     S-37
Collateral Floating Percentage....     S-29
Collateral Initial Invested
  Amount..........................     S-30
Collateral Interest...............     S-11
Collateral Interest Holder........     S-11
Collateral Invested Amount........     S-30
Collateral Minimum Interest
  Rate............................     S-26
Collateral Minimum Monthly
  Interest........................     S-25
Collateral Monthly Principal......     S-27
Collateral Principal Percentage...     S-30
Collateral Servicing Fee..........     S-42
Controlled Accumulation Amount....     S-27
Controlled Deposit Amount.........  S-19, S-27
Criteria..........................     S-15
Deficit Controlled Accumulation
  Amount..........................     S-27
Definitive Certificate............     S-23
Designated Maturity...............     S-24
Determination Date................     S-19
Distribution Date.................     S-23
DOL...............................     S-43
DTC...............................     S-23
Eligible Account..................     S-15
ERISA.............................     S-42
Excess Finance Charges............     S-24
Excess Spread.....................     S-35
Exemption.........................     S-43
FBC...............................     S-11
FFG...............................     S-11
Fleet.............................     S-15
Fleet "A" Credit Card Portfolio...     S-12
Fleet "B" Credit Card Portfolio...     S-12
Fleet Credit Card Portfolio.......     S-12
Floating Allocation Percentage....     S-28
Group One.........................     S-11
Initial Accounts..................     S-15
Initial Closing Date..............     S-15

Initial Cut-Off Date..............     S-15
Initial Invested Amount...........     S-22
Interest Period...................     S-24
Invested Amount...................     S-30
Investor Amount...................     S-31
Investor Default Amount...........     S-39
LIBOR.............................  S-23, S-24
LIBOR Determination Date..........     S-24
Master Pooling and Servicing
  Agreement.......................     S-11
Monthly Period....................  S-24, S-28
Monthly Servicing Fee.............     S-42
Net Portfolio Yield...............     S-19
Paired Series.....................     S-38
Parties in Interest...............     S-43
Pay Out Event.....................     S-41
Percentage Allocation.............     S-33
Plan..............................     S-42
Pooling and Servicing Agreement...     S-11
Principal Allocation Percentage...     S-29
Principal Funding Account.........     S-37
Principal Funding Account
  Balance.........................     S-30
Principal Funding Investment
  Proceeds........................     S-37
Rapid Amortization Period.........     S-20
Reallocated Principal
  Collections.....................     S-31
Record Date.......................     S-24
Reference Banks...................     S-24
Regulations.......................     S-46
Relevant Cut-Off Date.............     S-15
Required Reserve Account Amount...     S-37
Reserve Account...................     S-37
Reserve Account Funding Date......     S-37
Restricted Group..................     S-43
Revolving Period..................     S-26
Seller............................     S-11
Seller Amount.....................     S-23
Seller Percentage.................     S-23
Sellers' Interest.................     S-23
Series 1999-D.....................     S-11
Series 1999-D Certificates........     S-11
Series 1999-D Holders.............     S-11
Series 1999-D Interests...........     S-11
Series 1999-D Termination Date....     S-23
Series Investor Amount............     S-31
Series Percentage.................     S-22
Series Supplement.................     S-11
Servicer..........................     S-11
Servicing Base Amount.............     S-42
Servicing Fee Rate................     S-42
Shared Principal Collections......     S-39
Special Tax Counsel...............     S-42
Telerate Page 3750................     S-24
Trust.............................     S-11
Trust Portfolio...................     S-12
Trustee...........................     S-11
Underwriters......................     S-46
Underwriting Agreement............     S-45

                                                                         ANNEX I

                              OTHER SERIES ISSUED

     The Certificates will be the twenty-second Series to be issued by the Trust. The table below sets forth the principal characteristics of the fourteen other Series heretofore issued by the Trust and currently outstanding. Such Series are the Series 1994-B Certificates, the Series 1995-A Certificates, the Series 1995-C Certificates, the Series 1995-D Certificates, the Series 1995-F Certificates, the Series 1995-G Certificates, the Series 1996-A Certificates, the Series 1996-B Certificates, the Series 1996-C Certificates, the Series 1996-D Certificates, the Series 1996-E Certificates, the Series 1998-A Certificates, the Series 1999-A Certificate and the Series 1999-B Certificates. In addition, the table below sets forth certain of the principal characteristics of Series 1999-C anticipated to be issued substantially concurrently with this Series 1999-D. Solely for purposes of this Annex I, "LIBOR" shall mean London interbank offered quotations for United States dollar deposits determined as set forth in the related Series Supplements.

SERIES 1994-B
Initial Invested Amount.........................    $450,000,000
Initial Pre-Funded Amount.......................    $300,000,000
Invested Amount as of September 30, 1999........    $262,016,460
Class A Certificate Rate........................    One Month LIBOR plus .28% per annum (capped at
                                                      12% per annum)
Class B Certificate Rate........................    One Month LIBOR plus .53% per annum (capped at
                                                      12% per annum)
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $75,000,000
Series Servicing Fee Rate.......................    2% per annum
Stated Series 1994-B Termination Date...........    October 1, 2001
Series Issuance Date............................    July 19, 1994
SERIES 1995-A
Initial Invested Amount.........................    $600,000,000
Initial Pre-Funded Amount.......................    $100,000,000
Invested Amount as of September 30, 1999........    $700,000,000
Class A Certificate Rate........................    One Month LIBOR plus .180% per annum
Class B Certificate Rate........................    One Month LIBOR plus .375% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $73,500,000
Series Servicing Fee Rate.......................    2% per annum
Stated Series 1995-A Termination Date...........    January 1, 2003
Series Issuance Date............................    January 18, 1995
SERIES 1995-C
Initial Invested Amount.........................    $375,000,000
Initial Pre-Funded Amount.......................    $200,000,000
Investor Amount as of September 30, 1999........    $575,000,000
Class A Certificate Rate........................    Three Month LIBOR plus .20% per annum
Class B Certificate Rate........................    Three Month LIBOR plus .34% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $60,375,000
Series Servicing Fee Rate.......................    2% per annum
Stated Series 1995-C Termination Date...........    January 1, 2005
Series Issuance Date............................    April 27, 1995

SERIES 1995-D
Initial Invested Amount.........................    $450,000,000
Initial Pre-Funded Amount.......................    $150,000,000
Investor Amount as of September 30, 1999........    $600,000,000
Class A Certificate Rate........................    One Month LIBOR plus .19% per annum
Class B Certificate Rate........................    One Month LIBOR plus .32% per annum
Initial Enhancement Amount......................    $63,000,000
Series Servicing Fee Rate.......................    2% per annum
Stated Series 1995-D Termination Date...........    February 1, 2004
Series Issuance Date............................    July 25, 1995
SERIES 1995-F
Initial Invested Amount.........................    $750,000,000
Initial Pre-Funded Amount.......................    $100,000,000
Investor Amount as of September 30, 1999........    $850,000,000
Class A-1 Certificate Rate......................    6.05% per annum
Class A-2 Certificate Rate......................    One Month LIBOR plus .19% per annum
Class B Certificate Rate........................    One Month LIBOR plus .30% per annum
Initial Enhancement Amount......................    $65,875,000
Series Servicing Fee Rate.......................    2% per annum
Series 1995-F Termination Date..................    August 1, 2003
Series Issuance Date............................    November 21, 1995
SERIES 1995-G
Initial Invested Amount.........................    $500,000,000
Investor Amount as of September 30, 1999........    $500,000,000
Class A Certificate Rate........................    One Month LIBOR plus .14% per annum
Class B Certificate Rate........................    One Month LIBOR plus .29% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $50,000,000
Series Servicing Fee Rate.......................    2% per annum
Series 1995-G Termination Date..................    June 2002 Distribution Date
Series Issuance Date............................    December 15, 1995
SERIES 1996-A
Initial Invested Amount.........................    $400,000,000
Initial Pre-Funded Amount.......................    $100,000,000
Investor Amount as of September 30, 1999........    $500,000,000
Class A-1 Certificate Rate......................    6.0% per annum
Class A-2 Certificate Rate......................    One Month LIBOR plus .23% per annum
Class B Certificate Rate........................    One Month LIBOR plus .35% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $43,750,000
Series Servicing Fee Rate.......................    2% per annum
Series 1996-A Termination Date..................    November 2005 Distribution Date
Series Issuance Date............................    January 18, 1996

SERIES 1996-B
Initial Invested Amount.........................    $750,000,000
Investor Amount as of September 30, 1999........    $750,000,000
Class A Certificate Rate........................    Three Month LIBOR plus .230% per annum
Class B Certificate Rate........................    Three Month LIBOR plus .375% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $75,000,000
Series Servicing Fee Rate.......................    2% per annum
Series 1996-B Termination Date..................    January 2007 Distribution Date
Series Issuance Date............................    March 26, 1996
SERIES 1996-C
Initial Invested Amount.........................    $700,000,000
Investor Amount as of September 30, 1999........    $700,000,000
Class A Certificate Rate........................    Three Month LIBOR plus .120% per annum
Class B Certificate Rate........................    Three Month LIBOR plus .250% per annum
Collateral Rate.................................    No higher than Three Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $70,000,000
Series Servicing Fee Rate.......................    2% per annum
Series 1996-C Termination Date..................    November 2003 Distribution Date
Series Issuance Date............................    May 13, 1996
SERIES 1996-D
Initial Invested Amount.........................    $575,000,000
Initial Pre-Funded Amount.......................    $125,000,000
Investor Amount as of September 30, 1999........    $700,000,000
Class A Certificate Rate........................    One Month LIBOR plus .15% per annum
Class B Certificate Rate........................    One Month LIBOR plus .30% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $70,000,000
Series Servicing Fee Rate.......................    2% per annum
Series 1996-D Termination Date..................    June 2005 Distribution Date
Series Issuance Date............................    June 18, 1996
SERIES 1996-E
Initial Invested Amount.........................    $450,000,000
Initial Pre-Funded Amount.......................    $50,000,000
Investor Amount as of September 30, 1999........    $500,000,000
Class A Certificate Rate........................    One Month LIBOR plus .10% per annum
Class B Certificate Rate........................    One Month LIBOR plus .33% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $50,000,000
Series Servicing Fee rate.......................    2% per annum
Series 1996-E Termination Date..................    May 2004 Distribution Date
Series Issuance Date............................    November 1, 1996

SERIES 1998-A
Initial Invested Amount.........................  $862,500,000
Initial Pre-Funded Amount.......................  $287,500,000
Investor Amount as of September 30, 1999........  $1,150,000,000
Class A Certificate Rate........................  One Month LIBOR plus .04% per annum
Class B Certificate Rate........................  One Month LIBOR plus .24% per annum
Collateral Rate.................................  No higher than One Month LIBOR plus 1.00% per annum
Initial Enhancement Amount......................  $120,750,000
Series Servicing Fee Rate.......................  2% per annum
Series 1998-A Termination Date..................  July 2003 Distribution Date
Series Issuance Date............................  February 6, 1998
SERIES 1999-A
Initial Invested Amount.........................  $600,000,000
Investor Amount as of September 30, 1999........  $600,000,000
Class A Certificate Rate........................  One Month LIBOR plus .11% per annum
Class B Certificate Rate........................  One Month LIBOR plus .33% per annum
Class C Interest................................  No higher than One Month LIBOR plus 2.00% per annum
Initial Enhancement Amount......................  $66,000,000
Series Servicing Fee Rate.......................  2% per annum
Series 1999-A Termination Date..................  September 2004 Distribution Date
Series Issuance Date............................  March 23, 1999
SERIES 1999-B
Initial Invested Amount.........................  $500,000,000
Investor Amount as of September 30, 1999........  $500,000,000
Class A Certificate Rate........................  One Month LIBOR plus .20% per annum
Class B Certificate Rate........................  One Month LIBOR plus .39% per annum
Collateral Rate.................................  No higher than One Month LIBOR plus 2.00% per annum
Initial Enhancement Amount......................  $55,000,000
Series Servicing Fee Rate.......................  2% per annum
Series 1999-B Termination Date..................  January 2007 Distribution Date
Series Issuance Date............................  July 22, 1999
SERIES 1999-C
Initial Invested Amount.........................  $300,000,000
Class A Certificate Rate........................  6.90% per annum
Class B Certificate Rate........................  7.20% per annum
Collateral Minimum Interest Rate................  No higher than One Month LIBOR plus 2.00% per annum
Initial Enhancement Amount......................  $27,000,000
Series Servicing Fee Rate.......................  2% per annum
Series 1999-C Termination Date..................  April 2007 Distribution Date
Series Issuance Date............................  November 3, 1999

                                                                        ANNEX II

                       RECEIVABLES IN ADDITIONAL ACCOUNTS
                             CONVEYED TO THE TRUST

                                                             NUMBER OF     RECEIVABLES
ASSIGNMENT     DATE RECEIVABLES                             ADDITIONAL    IN ADDITIONAL
  NUMBER     TRANSFERRED TO TRUST   RELEVANT CUT-OFF DATE   ACCOUNTS(1)    ACCOUNTS(1)
----------   --------------------   ---------------------   -----------   -------------
     1       May 16, 1994           March 31, 1994            276,371     $367,091,261
     2       July 1, 1994           May 31, 1994              157,629     $202,859,562
     3       August 17, 1994        July 31, 1994             226,342     $351,961,171
     4       September 23, 1994     August 31, 1994           192,815     $299,924,106
     5       November 18, 1994      October 31, 1994          332,866     $406,625,727
     6       January 6, 1995        November 30, 1994         217,320     $316,458,944
     7       March 15, 1995         February 28, 1995         291,057     $348,693,399
     8       April 18, 1995         March 31, 1995            143,714     $168,739,171
     9       May 23, 1995           April 30, 1995             98,330     $137,485,579
    10       July 18, 1995          June 30, 1995             322,271     $432,984,240
    11       August 15, 1995        July 31, 1995             126,338     $188,302,827
    12       August 31, 1995        August 11, 1995            67,968     $ 94,548,321
    13       November 21, 1995      October 25, 1995          285,122     $491,863,655
    14       December 15, 1995      November 26, 1995         265,376     $369,389,253
    15       January 18, 1996       December 26, 1995         182,985     $330,263,251
    16       February 19, 1996      January 31, 1996          269,467     $560,543,656
    17       March 26, 1996         February 29, 1996         150,460     $330,531,723
    18       May 1, 1996            March 31, 1996             68,056     $251,797,517
    19       May 13, 1996           March 31, 1996            219,150     $499,241,938
    20       June 18, 1996          April 30, 1996            244,770     $636,632,670
    21       June 30, 1996          May 31, 1996               73,771     $200,155,226
    22       September 1, 1996      July 31, 1996             217,130     $640,152,919
    23       November 1, 1996       September 30, 1996        151,051     $500,113,079
    24       November 1, 1996       September 30, 1996         30,631     $100,564,456
    25       November 15, 1996      October 31, 1996          100,603     $250,370,356
    26       January 17, 1997       December 31, 1996         118,232     $368,278,729
    27       February 14, 1997      January 31, 1997          111,777     $307,635,708
    28       March 14, 1997         February 28, 1997         169,598     $400,826,266
    29       April 18, 1997         March 31, 1997            204,546     $450,500,767
    30       May 14, 1997           April 30, 1997            155,299     $450,053,037
    31       June 13, 1997          May 31, 1997              148,940     $241,091,790
    32       June 29, 1997          May 31, 1997                5,757     $ 10,065,454
    33       September 12, 1997     August 31, 1997           250,570     $499,607,860
    34       September 30, 1997     August 31, 1997           218,401     $301,830,170
    35       November 14, 1997      October 31, 1997          167,351     $322,443,973
    36       December 12, 1997      November 30, 1997         228,234     $203,845,007
    37       January 30, 1998       December 31, 1997         492,821     $729,961,299
    38       February 13, 1998      January 31, 1998          246,990     $363,909,199
    39       April 14, 1998         March 31, 1998            227,285     $907,447,235
    40       May 14, 1998           April 30, 1998            249,490     $602,772,032
    41       July 1, 1998           May 31, 1998              284,855     $582,539,789
    42       September 1, 1998      July 31, 1998             209,559     $500,442,550

                                                             NUMBER OF     RECEIVABLES
ASSIGNMENT     DATE RECEIVABLES                             ADDITIONAL    IN ADDITIONAL
  NUMBER     TRANSFERRED TO TRUST   RELEVANT CUT-OFF DATE   ACCOUNTS(1)    ACCOUNTS(1)
----------   --------------------   ---------------------   -----------   -------------
    43       October 1, 1998        August 31, 1998           126,098     $364,789,653
    44       November 13, 1998      October 31, 1998          276,577     $648,197,959
    45       December 14, 1998      November 30, 1998          65,326     $166,800,025
    46       December 31, 1998      November 30, 1998          79,855     $210,815,757
    47       January 28, 1999       December 31, 1998          77,427     $197,913,305
    48       January 31, 1999       December 31, 1998         312,662     $704,718,352
    49       February 16, 1999      January 31, 1999          189,409     $393,818,299
    50       March 10, 1999         January 31, 1999          145,162     $248,815,264
    51       March 24, 1999         February 28, 1999         152,894     $206,886,377
    52       April 14, 1999         March 31, 1999             56,776     $105,666,192
    53       April 16, 1999         March 31, 1999            124,643     $304,064,904
    54       May 14, 1999           April 30, 1999             95,437     $123,248,542
    55       June 1, 1999           April 30, 1999            400,682     $925,598,651
    56       July 19, 1999          May 31, 1999               89,208     $118,401,838
    57       July 23, 1999          June 30, 1999             182,395     $332,801,715
    58       September 21, 1999     August 31, 1999           399,265     $920,892,601
    59       October 15, 1999       September 30, 1999        147,493     $300,519,356

------------
(1) The amounts shown are as of the Relevant Cut-Off Date.

                                      II-2